Exhibit 10.25

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

(FOR PHASE III CLINICAL STUDY OF OP-1250 IN COMBINATION WITH RIBOCICLIB)

TABLE OF CONTENTS

i

v

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of November 29, 2024 (the “Effective Date”), is entered into by and between Olema Pharmaceuticals, Inc., a Delaware corporation, having a place of business at 780 Brannan Street, San Francisco, CA 94103 (“Olema”), and Novartis Pharma AG, having a place of business at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”). Novartis and Olema are each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Novartis is developing and commercializing the Novartis Compound (as defined below) for the treatment of certain types of cancers.

B. Olema is developing the Olema Compound (as defined below) for the treatment of certain types of cancers.

C. Olema desires to sponsor a clinical trial having two arms whereby (1) in a first arm, the Olema Compound and the Novartis Compound would be dosed concomitantly or sequentially, and (2) in a second arm, the Novartis Compound and Letrozole® would be dosed concomitantly or sequentially.

D. Novartis and Olema desire to collaborate as more fully described herein, including for Novartis to provide the Novartis Compound to Olema for use in the Study (as defined below).

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

ARTICLE 1.
Definitions; Construction.

Section 1.1. Definitions. For all purposes of this Agreement, the capitalized terms defined in this Section 1.1 and throughout this Agreement have the meanings herein specified.

“Acquisition Proposal” means any offer, proposal or indication of interest (in writing or otherwise) from any Third Party relating to an Olema Change of Control.

“Acquisition Proposal Notice” has the meaning given in Section 6.3.

“Adverse Event” or “AE” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product or any other medicinal product and which does not necessarily have to have a causal relationship with this treatment. An AE can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporarily associated with the use of a medicinal product, whether considered related to the medicinal (investigational) product.

“Affiliate” means, with respect to any Person, any other Person that now or hereinafter controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means direct or indirect ownership of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any other type of legal entity, status as a general partner in any partnership or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to direct the management and policies of a corporation or other entity. The Parties acknowledge that, in the case of entities organized under the laws of certain countries where the maximum percentage ownership permitted by law for a foreign investor is less than fifty percent (50%), such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

“Agreement” means (1) this Clinical Trial Collaboration and Supply Agreement, including the Appendices attached hereto, and (2) the Related Agreements, including any Appendices attached thereto, in each case as they may be amended from time to time after the Effective Date.

“Alliance Manager” has the meaning set forth in Section 3.9.

“Applicable Law” means all federal, state, local, national and regional laws applicable to the activities hereunder, including performance of clinical trials, medical treatment, the processing and protection of Personal Data or medical data (such as those specified in the regulations issued under GDPR, CCPA or HIPAA), and the manufacture, processing, distribution of the Compounds, as may be amended and in effect from time to time, including the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301) and all applicable federal, state and local laws and regulations, all applicable cGMP and GCP and all other applicable laws and regulations, of any other applicable jurisdiction, including guidelines issued by the International Federation of Pharmaceutical Manufacturers and Associations, and including export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives, including the FCPA, the UK Bribery Act; laws and regulations governing payments to healthcare providers and similar maters, including requirements of the International Federation of Pharmaceutical Manufacturers and Associations; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing. Without limiting the generality of the foregoing, “Applicable Law” includes (a) the Physician Payment Sunshine Act and similar state gift laws applicable to the activities hereunder, and (b) the European Federation of Pharmaceutical Industries and Associations Disclosure Code of Transfers of Value.

“Assay Results” has the meaning set forth in Section 3.6.2.

“Background Intellectual Property or “Background IP” means Patents and Know-How owned or Controlled by a Party or any of its Affiliates (a) as of the Effective Date, or (b) after the Effective Date independent of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or any public or federal holiday on which commercial banks located in New York, NY, Cambridge, MA, or Basel, Switzerland are authorized or obligated by law to be closed; provided, that none of December 24 through December 31 or January 1 through January 2 shall constitute a Business Day.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31 during the Term or the applicable part thereof during the first or last calendar quarter of the Term.

“CCPA” means the California Consumer Privacy Act of 2018, as amended from time to time.

“cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds.

“Change of Control” means, with respect to a Party, a transaction or series of related transactions with a Third Party(ies) involving: (i) the acquisition, merger, reorganization, combination or consolidation, directly or indirectly, of such Party that results in the beneficial owners of the voting securities or other voting interests of such Party immediately prior to such transaction, directly or indirectly, as applicable, ceasing to hold beneficial ownership of at least fifty percent (50%) of the combined voting power of the surviving or continuing company or the applicable parent of the surviving or continuing entity immediately after such transaction; (ii) the sale or transfer to a Third Party of assets (including equity interests of any Subsidiary) or business of such Party or its Subsidiary(ies) representing fifty percent (50%) or more of the such Party’s consolidated assets or to which fifty percent (50%) or more of such Party’s revenues or net income on a consolidated basis are attributable; or (iii) a person, or group of persons acting in concert, acquires fifty percent (50%) or more of the voting equity securities or management control of such Party.

“Clinical Data” means all data (including raw data) and results generated under the Study, including all efficacy, safety (including any patient reported outcome), tolerability, biomarker information, pharmacokinetics and anti-drug antibody data, and all reports submitted by Study site(s) to Olema pursuant to the Study; provided, however, the term “Clinical Data” excludes medical records of Study subjects. Clinical Data may include Personal Data.

“Clinical Hold” means that (a) the FDA has issued an order pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of a Combination or a Compound in the United States or (b) a Regulatory Authority other than the FDA has issued an equivalent order to that set forth in (a) in any other country or group of countries.

“Clinical Study” means a study in which human subjects or patients are dosed with a drug, whether approved or investigational, including any Phase I Clinical Study, Phase II Clinical Study, Phase III Clinical Study, pivotal study, phase IV study or compassionate use program inclusive of pre-approval access programs.

“CMC” means Chemistry Manufacturing and Controls.

“CMC Data” means the complete CMC components of the Clinical Trial Application (CTA) for the Novartis Compound.

“Combination” means the combination of either (i) the Novartis Compound and the Olema Compound (the “Olema Combination”), or (ii) the Novartis Compound and Letrozole (the “Letrozole Combination”), and the use or method of concomitant or sequential administration of the Compounds identified in clause (i) or the Compounds identified in clause (ii).

“Commercialize” or “Commercializing” means (a) to market, promote, distribute, offer for sale, sell, have sold, import or export for commercial purposes or otherwise commercialize a pharmaceutical or biologic product; (b) to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining pricing and reimbursement approval; or (c) to conduct post-Regulatory Approval studies (including without limitation Clinical Studies). When used as a noun, “Commercialization” means any activities involved in Commercializing. “Commercialization” excludes Research, Development and Manufacturing.

“Compound” means any one of the Novartis Compound, the Olema Compound or Letrozole. Compounds means two or more of the Olema Compound, the Novartis Compound and Letrozole, as applicable.

“Confidential Information” means any information, Know-How or other proprietary information or materials furnished to one Party by the other Party pursuant to this Agreement, except to the extent that receiving Party can demonstrate by contemporaneous tangible records or other competent proof that such information or materials: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was independently developed by the receiving Party without use or reference to the Confidential Information of the other Party. For the avoidance of doubt and without limiting the generality of the foregoing, Confidential Information includes the Clinical Data, Assay Results and Sample Results, all of which are and shall be the Confidential Information of both Novartis and Olema.

For the avoidance of doubt, any information relating to the Study or the Parties respective rights or obligations under this Agreement previously disclosed by the Parties pursuant to the Confidentiality Agreement entered into by the Parties on [***] (as amended from time to time, the “CDA”) is and shall be Confidential Information under this Agreement, and as of the Effective Date shall be subject to the terms of this Agreement (including Article 10 hereof), and shall no longer be subject to the CDA.

“Continuing Party” has the meaning set forth in Section 11.1.2.

“Cover” or “Covering” means, with respect to a particular Patent claim and a particular technology or product (or component thereof), that the practice by an unauthorized Person of such product, component or technology (including the manufacture, use, offer for sale, sale or importation of such technology, product or component thereof) would infringe such Patent claim and, for purposes of determining such infringement, considering claims of pending patent applications as if they have already been issued.

“CRO” means any Third Party contract research organization used to conduct or assist in the conduct of the Study, including laboratories and Third Parties used to maintain the safety database from the Study, but, for clarity, excluding the Trial Sites.

“CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial.

“Data Protection Laws” means all worldwide data protection and privacy laws, rules, regulations, and orders of any jurisdiction or subdivision thereof relating to the privacy, security, confidentiality or integrity of Personal Data, including the EU Data Protection Law and HIPAA.

“Data Room” has the meaning set forth in Section 6.1.2

“Data Sharing Agreement” means a data sharing/processing agreement entered into between the Parties in substantially the same form as set forth in Appendix D.

“Defending Party” has the meaning set forth in Section 15.2.3.

“Delivery” has the meaning set forth in Section 9.2.1.

“Develop” or “Developing” means to conduct or have conducted nonclinical and clinical drug development activities, whether before or after Regulatory Approval, including with respect to drug metabolism, toxicology, pharmacology, test method development, conduct of in vitro and animal studies, stability testing, process and packaging development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, conduct of Clinical Studies, regulatory affairs, the preparation and submission of Regulatory Documentation, Clinical Study regulatory activities, and any other activities directed towards obtaining Regulatory Approval of a product (but excluding for clarity and pharmacokinetics and translational research). When used as a noun, “Development” means any activities involved in Developing. “Development” excludes Research, Commercialization and Manufacturing.

“Dispute” has the meaning set forth in Section 17.8.1.

“Effective Date” has the meaning set forth in the preamble.

“EMA” means the European Medicines Agency, or a successor Regulatory Authority thereto having similar responsibilities with respect to pharmaceutical products.

“EU Data Protection Law” means (i) the GDPR; (ii) the EU e-Privacy Directive (Directive 2002/58/EC); and (iii) any and all applicable national data protection laws made under or pursuant to (i) or (ii); in each case as may be amended or superseded from time to time.

“Executive Officers” means (i) with respect to Olema, its [***] (or designee), and (ii) with respect to Novartis, its [***] (or designee).

“Exploit” or “Exploiting” means to make, have made, import, use, sell, offer for sale, Research, Develop, Manufacture or Commercialize or have others do the same. When used as a noun, “Exploitation” means any activities involved in Exploiting.

“FCPA” has the meaning set forth in Section 14.3.1.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“Filing Party” has the meaning set forth in Section 11.1.2.

“GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with respect to the processing of Personal Data and on the free movement of such data, and any implementing directive or related legislation, rule, regulation, and regulatory guidance, as amended, extended, repealed and replaced, or re-enacted from time-to-time.

“Good Clinical Practices” or “GCP” means, as to the United States and the European Union, applicable good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union. Good Clinical Practices for the United States or the European Union include, the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH), as in effect from time to time and applicable to the testing of Novartis Compound, the Olema Compound or Letrozole.

“Good Laboratory Practices” or “GLP” means, as to the United States and the European Union, applicable good laboratory practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices as then in effect in the United States or the European Union.

“Good Manufacturing Practices” or “GMP” means, as to the United States and the European Union, applicable good manufacturing practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices as then in effect in the United States or the European Union.

“Government Official” means: (i) any officer or employee of: (a) a government, or any department or agency thereof; (b) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (c) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; and (ii) any person acting in an official capacity on behalf of any of the foregoing.

“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or any tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“HIPAA” means United States Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

“ICF” has the meaning set forth in Section 4.2.

“IND” means (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States, (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union, and (c) all supplements and amendments to any of the foregoing.

“Information Management Policies and Standards” means policies and standards to ensure confidentiality, integrity, availability and protection of Protected Data in each Party’s respective Party Environment. Information Management Policies and Standards includes, at a minimum, the requirements set forth in Appendix B (Minimum Information Security Management Standards) and shall follow applicable Security Industry Practice.

“Intellectual Property” means Inventions and any Patent Covering such Invention, and Study Know-How.

“Internal Compliance Codes” has the meaning set forth in Section 14.4.2.

“Inventions” means all inventions and discoveries, whether patentable, which are made or conceived in the performance of the Study or which are made or conceived by a Party through use of the Clinical Data, Samples, Sample Results, or Assay Results.

“Joint Intellectual Property” or “Joint IP” has the meaning set forth in Section 11.1.1.

“Joint Invention” has the meaning set forth in Section 11.1.1.

“Joint Patent” means a patent that issues from a Joint Patent Application.

“Joint Patent Application” has the meaning set forth in Section 11.1.2.

“Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other related data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

“Letrozole” means the small molecule nonsteroidal aromatase inhibitor that is the active ingredient included in the product sold as Letrozole® or under the brand name Femara® as of the Effective Date.

“Letrozole Class Compound” means any small or large molecule that is a nonsteroidal aromatase inhibitor.

“Liability” has the meaning set forth in Section 15.2.1.

“Manufacture,” “Manufactured,” or “Manufacturing” means to engage in activities related to production, manufacture, synthesis, processing, filling, finishing, packaging, labeling, shipping and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, including all development activities enabling Regulatory Approval of Manufacturing. When used as a noun, “Manufacturing” means any of the foregoing activities. “Manufacturing” refers to both nonclinical and clinical Manufacturing for Research and Development, and Manufacturing for Commercialization or future business or regulatory requirements.

“Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party, as such Manufacturing Site may change from time to time in accordance with Section 9.4 (Changes to Manufacturing).

“NDA” has the meaning given in Section 6.2.2.

“Non-Conformance” means, with respect to a given unit of Compound, (i) an event that deviates from an approved cGMP requirement with respect to the applicable Compound, such as a procedure, Specification, or operating parameter, or that requires an investigation to assess impact to the quality of the applicable Compound or (ii) that such Compound failed to meet the applicable representations and warranties set forth in Section 2.2. Classification of a Non-Conformance for the Novartis Compound is detailed in the Quality Agreement.

“Non-filing Party” has the meaning set forth in Section 11.1.2.

“Novartis” has the meaning set forth in the preamble.

“Novartis Class Compound” means any small or large molecule that is a CDK 4/6 inhibitor.

“Novartis Compound” means ribociclib and any drug candidate or product containing such compound, excluding, however, any generic version of ribociclib other than a generic version owned or controlled by Novartis or its Affiliate.

“Novartis Confidential Information” has the meaning set forth in Section 10.3.

“Olema” has the meaning set forth in the preamble.

“Olema Board” has the meaning given in Section 6.2.1.

“Olema Change of Control” means a Change of Control of Olema (excluding, for such purposes, an Olema Compound Transaction).

“Olema Class Compound” means any small molecule estrogen receptor antagonist or selective estrogen receptor degrader.

“Olema Compound” means Olema’s proprietary OP-1250 compound, or metabolite thereof, which inhibits the estrogen receptor, and any drug candidate or product containing OP-1250 or any metabolite or salt thereof.

“Olema Compound Agreement” has the meaning set forth in Section 6.1.2.

“Olema Compound Assets” means (a) the Olema Compound, (b) the Related Compounds, and (c) any and all Intellectual Property Rights, including Patents, Covering or relating to the Olema Compound or the Related Compounds. Olema Compound Assets include the Olema Inventions and Olema’s interest in the Joint Inventions.

“Olema Compound Transaction” the meaning set forth in Section 6.1.1.

“Opting-out Party” has the meaning set forth in Section 11.1.2.

“Other Party” has the meaning set forth in Section 15.2.3.

“Party” has the meaning set forth in the preamble.

“Party’s Environment” means any Party’s information technology system or infrastructure managed by or on behalf of Party, Party affiliate or Party sub-contractor accessible to other Party.

“Party Specific Regulations” has the meaning set forth in Section 14.4.2.

“Patent(s)” means (a) all letters patent, certificates of invention, applications for certificates of invention, statutory invention registrations, priority patent filings and patent applications, including provisionals; and (b) any renewal, division, continuation (in whole or in part), or Request for Continued Examination (RCE) of any such patents, certificates of invention, statutory invention registrations and patent applications, and any and all patents or certificates of invention issuing thereon; and (c) any and all reissues, reexaminations, extensions, substitutions, confirmations, registrations, revalidations, revisions, all supplementary protection certificates associated therewith, and additions of or to any of the foregoing.

“Permitted Uses” means the following activities: (i) seeking Regulatory Approval for the Study or for the use of a Compound in the Study, (ii) [***], (iii) [***], (iv) the independent development or commercialization of a Party’s Compound, and (v) [***].

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity.

“Personal Data” means all information in connection with this Agreement or the Study that relates to a person where that person can be identified, whether directly or indirectly (e.g., a medical insurance number, position in a company or by means of a study code assigned in a clinical trial). For the avoidance of doubt, biological samples identifiable to a person are Personal Data.

“Pharmacovigilance Agreement” has the meaning set forth in Article 5.

“Phase I Clinical Study” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof).

“Phase II Clinical Study” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof).

“Phase III Clinical Study” means a human clinical trial of a product, the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical trial, the design of which is acknowledged by the Regulatory Authority in a country or jurisdiction other than the United States to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.

“Project Manager(s)” has the meaning set forth in Section 3.8.

“Proposed Sale” has the meaning given in Section 6.2.1.

“Protected Information” means Clinical Data, Confidential Information, Protocol, CMC Data, Know-How, Specifications and Personal Data.

“Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed under the Study, as it may be amended from time to time in accordance with this Agreement. Once agreed by the Parties and approved by applicable Regulatory Authorities, the Protocol shall be attached to this Agreement as Appendix A-2. A synopsis of the Protocol as of the Effective Date is attached to this Agreement as Appendix A‑1.

“Quality Agreement” has the meaning set forth in Section 9.10.

“Regulatory Approvals” means any and all permissions (other than approvals that are required to Manufacture a Party’s Compound in accordance with Applicable Law) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation and distribution of a Compound in the United States, Europe or other applicable jurisdictions for use in humans.

“Regulatory Authorities” means the FDA or any governmental authority outside the United States (whether supranational, national, federal, provincial or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.

“Related Agreement(s)” means the Pharmacovigilance Agreement, the Data Sharing Agreement (if applicable) or the Quality Agreement.

“Related Compound” means, with respect to the Olema Compound, (a) any salt, polymorph, amorphous form, clathrates, crystal, cocrystal, deuterated form, prodrug, ester, hydrate, or solvate of the Olema Compound, or (b) any stereoisomer, tautomer or conformer of or metabolite generated by or derived from the Olema Compound or any of the compounds described in clause (a).

“Repayment Amount” means the product of (a) two hundred and seventy-two million, five hundred ninety-one thousand, four hundred seventeen US Dollars ($272,591,417) and (b) the quotient obtained by dividing (x) the number of units of Novartis Compound actually supplied to Olema under this Agreement as of immediately prior to the Repayment Trigger Event by (y) [***].

“Repayment Trigger Event” means the first to occur of: (i) completion of an Olema Change of Control; (ii) completion of an Olema Compound Transaction with a Third Party; and (iii) termination of this Agreement by Novartis in accordance with Section 7.3.

“Representatives” means, with respect to a Person, their employees, directors, officers, sublicensees, subcontractors, agents and advisors.

“Research” means to conduct activities related to the synthesis, discovery, identification, screening, optimization, design, profiling and characterization of compounds. When used as a noun, “Research” means any activities involved in conducting Research. “Research” excludes (a) Development; (b) Commercialization; and (c) Manufacturing.

“ROFN” means the right of first negotiation set forth in Section 6.1.

“ROFN Election Notice” has the meaning set forth in Section 6.1.2

“ROFN Election Period” has the meaning set forth in Section 6.1.2.

“ROFN MFN Notice” has the meaning set forth in Section 6.1.3.

“ROFN Negotiation Notice” has the meaning set forth in Section 6.1.2.

“ROFN Negotiation Period” has the meaning set forth in Section 6.1.2.

“ROFN Scope” has the meaning set forth in Section 6.1.3.

“ROFO” means the right of first offer set forth in Section 6.2.

“ROFO Notice” has the meaning given in Section 6.2.1.

“ROFO Option Period” has the meaning given in Section 6.2.2.

“Samples” means urine, blood, tissue, or other bodily fluid samples collected from patients participating in the Study.

“Sample Results” has the meaning set forth in Section 3.6.1.

“SAP” has the meaning set forth in Section 4.4.

“Security Incident” means an event which may impact confidentiality, integrity or availability of Protected Information or the Novartis Environment.

“Security Industry Practice” means current and applicable practices as defined in the International Organization for Standardization (ISO/IEC) ISO/IEC ISO27001, ISO/IEC 27002:2013, SSAE-18, ISAE3402, National Institute of Standards and Technology (NIST) NIST 800-53, the Open Web Application Security Project (OWASP) Guide to Building Secure Web Applications, and the Center for Internet Security (CIS) Standards (or any successor to these security standards) relevant for the services provided under this Agreement.

“SHE” has the meaning set forth in Section 9.2.1.

“Specifications” means, with respect to a given Compound, the set of requirements for such Compound as set forth in applicable submissions to Regulatory Authorities in connection with development of such Compound and, in the case of the Novartis Compound, provided by Novartis to Olema.

“Study” means the Phase III Clinical Study titled A Phase 3 Randomized, Open-label Study of Palazestrant (OP-1250) with Ribociclib vs. Letrozole with Ribociclib for the Treatment of Participants with ER+, HER2- Advanced or Metastatic Breast Cancer Who Have Not Received Prior Therapy for Advanced Disease (OPERA-02), to be conducted by Olema pursuant to and in accordance with this Agreement and the Protocol. The Study may also be referred to as OPERA-02.

“Study Completion” means the date when all of the following have occurred: (a) final lock of the Study database, (b) completion of analysis of whether Study endpoints have been met, and (c) submission of the Clinical Study Report to the applicable Regulatory Authority.

“Study Know-How” means all Know-How (1) made or conceived in the performance of the Study, or (2) made or conceived by a Party through use of the Clinical Data, Samples, Sample Results or Assay Results.

“Subsidiary” means, with respect to any specified Person, any other Person controlled by such specified Person, directly or indirectly, through one or more intermediaries.

“Term” has the meaning set forth in Section 7.1.

“Territory” means the countries listed in Appendix E, as it may be amended by the Parties from time-to-time during the term of this Agreement.

“Third Party” means any person or entity other than Olema, Novartis or their respective Affiliates.

“Third Party CRO” means a Third Party retained by Olema or its Affiliates or Novartis or its Affiliates (as applicable), whose primary business is providing contract Research, Development or Manufacturing services, for the benefit of the applicable Party, and who is not (nor are its Affiliates) in the business of Commercializing pharmaceutical or biologic products.

“Trial Site” means any clinical site where the Study is conducted.

“VAT” has the meaning set forth in Section 9.13.

Section 1.2. Construction. The Parties agree that the terms of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against either Party by reason of the extent to which such Party participated in the preparation of this Agreement. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement.

ARTICLE 2.
General Principles.

Section 2.1. Standard of Performance. Each Party agrees to (i) act in good faith in performing its obligations under this Agreement, (ii) perform its obligations under this Agreement carefully and accurately, with qualified staff and on the basis of sound scientific principles and in compliance with all Applicable Laws, including GCP, GLP and GMP, as applicable, and (iii) shall notify the other Party as promptly as possible if a Manufacturing delay that is likely to adversely affect supply of (1) with respect to Novartis, the Novartis Compound, and (2) with respect to Olema, the supply of the Olema Compound or the supply of Letrozole, in each case (1) and (2) as contemplated by this Agreement.

Section 2.2. Manufacturing Representations and Warranties.

2.2.1 Novartis agrees to [***] Manufacture and supply the Novartis Compound for purposes of the Study as set forth in Article 9. Novartis represents and warrants to Olema that, at the time of Delivery of the Novartis Compound, the Novartis Compound shall [***]. For the avoidance of doubt, the Novartis Compound is provided solely for use in the Study and is restricted to use in patients in the Study with advanced or metastatic breast cancer pursuant to the Protocol.

2.2.2 Olema agrees to Manufacture and supply the Olema Compound for purposes of the Study as set forth in Article 9. Olema represents and warrants to Novartis that, at the time of use of the Olema Compound, the Olema Compound shall [***].

2.2.3 Olema agrees to supply Letrozole for purposes of the Study as set forth in Article 9. Olema represents and warrants to Novartis that, at the time of use of Letrozole in the Study, it shall [***].

2.2.4 Novartis represents and warrants to Olema that, at the time of Delivery of the Novartis Compound, the Novartis Compound shall [***].

2.2.5 Without limiting the generality of the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law. For the avoidance of any doubt, Olema shall be responsible for (1) obtaining Regulatory Approvals for the Study as set forth in Section 3.3, and (2) obtaining or confirming that all regulatory approvals (if any) and other required documentation with respect to the Manufacture of Letrozole and its use in the Study have been obtained.

Section 2.3. Subcontractors. Each Party shall have the right to subcontract any portion of its obligations hereunder: to (i) its own Affiliates or to Third Party CROs, without the other Party’s written consent; and (ii) to Third Parties (other than Third Party CROs), provided that the other Party’s Project Manager has approved (in a written document, not to be unreasonably withheld, conditioned or delayed) the use of such Third Parties in the performance of such obligations. Each Party shall remain solely and fully liable for the performance of its subcontractors. Each Party shall ensure that each of its Affiliates and subcontractors performs its obligations and grants all rights to the other Party pursuant to the terms of this Agreement, including the Appendices attached hereto. Each Party shall obtain and maintain copies of documents relating to the obligations performed by such Affiliates or subcontractors that are held by or under the control of such Affiliates or subcontractors and that are required to be provided to the other Party under this Agreement.

Section 2.4. [***].

[***].

Section 2.5. Other Studies.

Nothing in this Agreement shall (i) prohibit either Party from performing clinical studies other than the Study relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area, or (ii) create an exclusive relationship between the Parties with respect to any Compound.

ARTICLE 3.
Conduct of the Study.

Section 3.1. Sponsor of Study. Olema shall act as the sponsor of the Study and shall hold the IND/CTA or equivalent in all jurisdictions where the Study will be conducted; provided, however, that Olema may not grant any Third Party any right of cross-reference with respect to any portion of the Study or any portion of the IND/CTA submission containing information about the Novartis Compound or data generated through use of the Novartis Compound. Olema shall provide Novartis with drafts of all INDs, CTAs, meeting packages and other relevant documents prior to submission to Regulatory Authority(-ies), at least [***] or shorter as agreed with the Novartis team prior to Olema’s planned submission date. Novartis shall have the right (but not the obligation) to review and provide Olema with comments to any such draft submissions to Regulatory Authority(-ies) within such [***] review period. Olema shall (a) incorporate comments which relate to the Novartis Compound, (b) consider in good faith any other Novartis comments, and (c) provide Novartis with the final, as submitted, versions of such documentation within [***] after its submission to the applicable Regulatory Authority.

Section 3.2. Performance. Unless otherwise agreed by Novartis in writing, Olema shall commence the Study on or prior to [***]. Olema shall ensure that the Study is performed in accordance with this Agreement, the Protocol and all Applicable Law. Olema shall conduct the Study only in the Territory. Olema may not enter into any site agreement or CRO agreement for a country until the country is on Appendix E, as may be amended by the Parties from time to time in accordance with this Agreement.

Section 3.3. Compliance and Regulatory Discussions; Rights of Reference.

3.3.1 Olema shall ensure that all Regulatory Approvals from any Regulatory Authority or ethics committee with jurisdiction over the Study are obtained prior to initiating the Study and shall ensure that all applicable directions from such Regulatory Authorities and ethics committees are followed. Olema shall participate in and lead all discussions with any Regulatory Authority regarding the Study, provided, however, that Novartis shall have the right (but not the obligation) to participate in any discussions (to the extent permitted under Applicable Law) with a Regulatory Authority regarding matters related to the Novartis Compound, including use of the Novartis Compound in the Olema Combination or the Letrozole Combination. Olema will promptly (and no later than [***] after receipt by Olema) provide Novartis with a copy of any correspondence, written reports (or excerpts thereof) it receives from Regulatory Authorities related to the Novartis Compound or its use in the Study, including its use for the Olema Combination or the Letrozole Combination, and shall provide Novartis with draft copies of any responses to Regulatory Authorities that may relate to the Novartis Compound or its use in the Study, including in the Olema Combination or the Letrozole Combination, at least [***] prior to submission to any Regulatory Authority, unless a shorter period of time is required by the applicable Regulatory Authority, in which case Olema will provide draft copies of any responses to such Regulatory Authorities as soon as reasonably practicable prior to submission. Novartis shall have the right (but not the obligation) to review and provide Olema with comments to any such responses to Regulatory Authority within such [***] review period, provided, however, that if a shorter period of time is required by a Regulatory Authority, Novartis will provide comments in a manner consistent with timelines required by such Regulatory Authority. Olema shall (a) incorporate comments containing information about the Novartis Compound, (b) consider in good faith any other Novartis comments, and (c) not submit any such response to a Regulatory Authority which may relate to the Novartis Compound or its use in the Study, including in the Olema Combination or the Letrozole Combination, without Novartis’ prior written consent.

3.3.2 Novartis shall provide such support to Olema as Olema may reasonably request in connection with Olema’s preparation and initial IND/CTA submissions to Regulatory Authorities with respect to the Novartis Compound or its use in the Study, which support may include providing cross-reference rights with respect to the Novartis Compound, and the submission of quality documentation with respect to the Novartis Compound. Novartis shall have the right, but not the obligation, to review Olema-prepared benefits/risks documentation and IND summaries, and to assist Olema in responding to questions from Regulatory Authorities. Novartis shall have the right, but not the obligation, to provide such support to Olema as Olema may reasonably request with respect to the maintenance of regulatory materials relating to the Novartis Compound or its use in the Study, including use of the Novartis Compound for the Olema Combination or the Letrozole Combination. Novartis shall also have the right, but not the obligation, to attend meetings with Regulatory Authorities regarding the Novartis Compound or its use in the Study (to the extent permitted under Applicable Law), and to assist Olema in providing written responses to questions from Regulatory Authorities relating to the Novartis Compound.

3.3.3 Novartis hereby grants to Olema a non-exclusive, non-transferable [***] “right of reference or use” (as defined in US FDA 21 CFR §314.3(b)), or similar “right of reference” as defined in Applicable Laws in the relevant part of the Territory, to permit FDA and such other applicable Regulatory Authorities to cross-reference the appropriate INDs and CTAs for the Novartis Compound solely to the extent necessary for Olema to obtain Regulatory Approval for the IND and CTA(s) for the Study and to conduct the Study; provided, however, that, [***]. Novartis will provide any documentation necessary to effect such right of reference upon request by Olema in order to allow Olema to timely make filings to any Regulatory Authority. [***].

3.3.4 Novartis hereby grants to Olema a non-exclusive, non-transferable [***] “right of reference or use” (as defined in US FDA 21 CFR 314.3(b)), or similar “right of reference” as defined in Applicable Laws in the relevant part of the Territory, with respect to Clinical Data and results related to the Olema Compound and the Olema Combination, solely as necessary for Olema to prepare, submit and maintain regulatory submissions related to the

Olema Compound, and Regulatory Approvals related to the Olema Compound and the Olema Combination; provided, however, that, [***]. [***].

3.3.5 Olema hereby grants Novartis a non-exclusive, non-transferable [***] “right of reference” (as defined in US FDA 21 CFR 314.3(b)), or similar “right of reference” as defined in applicable regulations in the relevant part of the Territory, with respect to Clinical Data and results related to the Novartis Compound, Letrozole, the Olema Combination or the Letrozole Combination, solely as necessary for Novartis to prepare, submit and maintain regulatory submissions related to the Novartis Compound, and Regulatory Approvals related to the Novartis Compound, the Olema Combination and the Letrozole Combination.

3.3.6 Each Party shall provide the other Party, or the applicable Regulatory Authority, with a cross-reference letter or similar communication to effectuate the rights of reference set forth in Sections 3.3.2, 3.3.3, 3.3.4, and 3.3.5, as applicable, and shall execute any additional documents or instruments necessary to allow such cross-referencing.

3.3.7 Notwithstanding anything to the contrary in this Agreement, neither Party shall have any right to access the other Party’s CMC data with respect to its Compound. Novartis will authorize FDA and other applicable Regulatory Authorities to cross-reference the appropriate Novartis Compound INDs or CTAs if and to the extent necessary to support conduct of the Study. Olema shall have no right to directly access the CMC Data. Novartis shall provide to applicable Regulatory Authorities such documents and information as may be requested by a Regulatory Authority, to the extent such documents and information are reasonably available to Novartis.

Section 3.4. Reports and Documentation. Olema shall maintain reports and all related documentation (paper or electronic) in good scientific manner, consistent with industry standards and in compliance with Applicable Law. Each Party shall provide to the other any Study information and documentation reasonably requested by such other Party to enable the requesting Party to (i) comply with its legal and regulatory obligations, or any request by any Regulatory Authority, in each case, to the extent related to the Study, to such Party’s Compound or to Letrozole, (ii) satisfy its contractual obligations to a subcontractor engaged pursuant to Section 2.3 hereof, and (iii) in the case of Novartis, determine whether the Study has been performed by Olema in accordance with this Agreement, including the Protocol.

Section 3.5. Access to Clinical Data and BIRC Reports.

3.5.1 Subject to Section 3.7, Olema shall provide Novartis with copies of all Clinical Data, in electronic (or other agreed) form, [***] each of which shall be delivered to Novartis promptly, and in any event within [***] following receipt by Olema thereof (provided always, that, Olema will have no obligation to provide Novartis with Clinical Data that could compromise the data integrity of the Study), (b) as reasonably requested by Novartis (which requests shall not be more than [***]), including in order to enable Novartis to (i) track Study progress, (ii) support publications or activities needed to achieve Study Completion, or (iii) to support interpretation of Clinical Data and to conduct safety and efficacy analyses, or (c) as otherwise agreed by the Project Managers. Olema will provide Novartis with a complete copy of all Clinical Data no later than [***]. Notwithstanding the foregoing, if there is a significant safety signal, Olema must notify Novartis immediately, but in no event later than [***] after becoming aware of the safety signal.

3.5.2 Olema shall be responsible for obtaining an ICF signed by or on behalf of each human Study subject, which shall permit Novartis and its designees and applicable Government Officials to review raw Clinical Data, including original Study subject records. The ICF shall contain appropriate clauses to permit the use of such Clinical Data, Samples Results and Assay Results for future research for any lawful purposes in all fields of use including: (i) research related to the Novartis Compound, the Olema Compound and Letrozole, (ii) research relating to the disease state or treatment for which the Clinical Data, Samples, Sample Results or Assay Results were collected, (iii) validation of techniques or assays, and (iv) regulatory purposes (collectively “Future Use”). The ICF shall also permit sharing of Clinical Data, Samples Results and Assay Results with (a) Novartis, its Affiliates and Third Party collaborators or licensees, and (b) any successors and assigns of either Party for such Future Use. In obtaining and documenting the Study subject informed consent, Olema shall comply with applicable regulatory requirement(s) and adhere to all Applicable Laws.

3.5.3 Olema shall be responsible for obtaining authorization permitting the disclosure of subject information in connection with the Study, any alteration to or waiver of any subject, and any matter involving questions of human subject protections, from the appropriate Regulatory Authority or ethics committee with jurisdiction over the Study prior to commencement of and during the performance of the Study. If the Regulatory Authority or ethics committee requires changes to the ICF related to the Novartis compound safety language shall not be implemented until Novartis is notified by Olema and gives its approval to Olema. Notwithstanding the foregoing, changes to the ICF that are required by the Regulatory Authority or ethics committee may be implemented prior to notifying Novartis, provided that said changes are required for Study subject’s immediate health, safety or welfare; and provided, further, Olema shall as soon as practicable under the circumstances notify Novartis of said change to the ICF.

3.5.4 Olema shall ensure that the signed Study subject ICF identifies all anticipated purposes for use of Clinical Data, Samples, Sample Results and Assay Results, and shall ensure that the ICF permits the sharing of Clinical Data, Samples, Samples Results and Assay Results:

(a) with Novartis, its Affiliates and any successors and assigns of either Party, including those located outside the European Economic Area; and

(b) with Regulatory Authorities (of any country or region) for the purpose of regulatory monitoring, audits and inspections.

In obtaining the signed ICF, and documenting the Study patient informed consent, Olema shall adhere to all Applicable Laws, including applicable regulatory requirement(s).

If any patient informed consent for the Study was obtained by Olema prior to Novartis providing Olema with explicit written approval of the content of the ICF, and Novartis determines that the ICF is deficient for any reason, then Olema shall revise or supplement the ICF as directed by Novartis and take all reasonable steps to obtain a revised or supplemental informed consent from the Study subjects.

Section 3.6. Sample Collection and Ownership.

3.6.1 Samples will be collected in accordance with the Protocol and ICFs. Any use of Samples by either Party must comply with the applicable ICFs. All Samples shall be owned by [***]. Any data arising out of such Sample use in the conduct of the Study or as set forth in the Protocol (the “Sample Results”), and any Intellectual Property rights therein, shall be owned jointly by Novartis and Olema, and each Party shall have the right to use such jointly owned Sample Results and Intellectual Property (if any) without restriction, and without notice to or accounting to the other Party. Samples will be stored for future use in [***] sample repository. If [***], and provided that sufficient quantities of Samples are available and subject to the terms of the applicable ICF and Applicable Law, [***]. To the extent any such tests are performed by [***], [***]. If the Parties agree that they no longer have a use for the Samples, then the remaining Samples will be destroyed pursuant to [***] standard operating procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the ICFs signed by the applicable Study patients, and in accordance with Applicable Laws. If [***] has a continued use for the Samples, and [***] does not, the Parties shall work together to facilitate transfer of any remaining Samples from [***] to [***] or its designee.

3.6.2 The conduct of assays which are proprietary to a Party, or are proprietary to a Third Party conducting the assay on behalf of a Party, shall be the sole responsibility of the Party that owns, controls or has access to the assay or methods of using the assay. The Party conducting the assays (or retaining a Third Party to do so) shall be responsible for all data generation, payment (if applicable) for the conduct of the assays, and shall obtain rights of access and use of all data and results generated pursuant to the performance of the assays (collectively, “Assay Results”) for the other Party in accordance with this Agreement. If necessary, and subject to availability, Novartis agrees to provide sufficient quantities of the Novartis Compound, and Olema agrees to provide sufficient quantities of the Olema Compound and Letrozole, to facilitate interference testing in bioanalytical or proprietary assays to confirm, as applicable, that the Novartis Compound, the Olema Compound or Letrozole (as the case may be), does not interfere with the other Party’s assay performance. Initial experiments may be performed to determine impact to assay performance and will follow a validated protocol or standard operating procedure. Assay Results shall be owned as follows: (a) Assay Results related solely to the Olema Compound shall be owned solely by Olema, (b) Assay Results related solely to the Novartis Compound or to the Letrozole Combination, shall be owned solely by Novartis, and (c) Assay Results related to the Olema Combination shall be jointly owned by the Parties. Except to the extent otherwise agreed in a writing signed by authorized representatives of each Party, each Party shall use the other Party’s Assay Results only for the Permitted Uses, such Party’s independent development, commercialization or other exploitation of its own Compound, and any other use expressly permitted by this Agreement. With respect to jointly owned Assay Results, each Party shall have the right to use such jointly owned Assay Results without restriction, and without notice to or accounting to the other Party.

Section 3.7. Ownership of Clinical Data.

3.7.1 Subject to Section 3.6 above with respect to ownership of Samples, Sample Results and Assay Results, all Clinical Data, including raw data and results, generated pursuant to this Agreement, shall be jointly owned by Olema and Novartis. Except where expressly provided to the contrary in this Agreement, each Party and its Affiliates, and their respective bona fide service providers, licensees and sublicensees, shall have the worldwide right to use the Clinical Data for the Permitted Uses, and for the Research, Development, Manufacture and Commercialization of its own Compound and for the Olema

Combination. It is understood and acknowledged by the Parties that positive Clinical Data may be used (a) by either Party to obtain label changes for its respective Compound alone (e.g., the Olema Compound alone or the Novartis Compound alone), or (b) by either Party to obtain Regulatory Approval for the Olema Combination, or (c) by Novartis to obtain Regulatory Approval for the Letrozole Combination. In such event, the Parties will enter into good faith discussions regarding potential regulatory submission strategies for the Olema Compound or the Novartis Compound, or for the Olema Combination or the Letrozole Combination; provided, however, that nothing in this Agreement shall limit in any way the right of a Party to obtain label changes for its respective Compound alone, or to pursue regulatory submissions of such Party’s Compound alone. Similarly, if either Party believes that reference to data from studies conducted by or on behalf of the other Party (other than the Study) is necessary for such Party to obtain label changes for its Compound, the Parties will discuss in good faith appropriate terms for possible access to or rights to reference such data for such purpose.

3.7.2 Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Clinical Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.

Section 3.8. Roles of Project Managers. Each Party shall designate a project manager (a “Project Manager”) who shall be responsible for implementing and coordinating activities and facilitating the exchange of scientific information between the Parties with respect to the Study, including use of Samples pursuant to Section 3.6.1 and the conduct of assays as described in Section 3.6.2. Each Party shall notify the other Party in writing of the identity and contact details of their Project Manager no later than [***] after the Effective Date. The Project Managers shall meet as soon as practicable after the Effective Date and then, except as otherwise agreed by the Parties, not less than [***], and more often as reasonably considered necessary at the request of Novartis, to provide an update on Study progress. Prior to each meeting of the Project Managers, the Olema Project Manager shall provide an update in writing to the Novartis Project Manager, which update shall contain information about overall Study progress, recruitment status, preliminary efficacy, safety and tolerability, available biomarker information and other information relevant to the conduct of the Study. The Olema Project Manager shall supplement the update as necessary to reflect any material information discussed at such meetings. Olema’s Project Manager shall schedule reviews of Clinical Data in accordance with Data Protection Laws and the Data Sharing Agreement (if applicable). Each Party may change i]ts designated Project Manager from time to time by written notice to the other Party. Any Project Manager may designate a substitute to temporarily perform the functions of such Project Manager upon written notice to the other Party’s Project Manager. Each Project Manager will be charged with creating and maintaining a collaborative work environment. Each Project Manager also will:

(a) provide a point of communication both internally within the Parties’ organizations and between the Parties regarding the Study; and

(b) assist in coordinating collaborative efforts under this Agreement, if any, and any external communications; and

(c) be the point of first referral for any disputes arising under this Agreement.

If a dispute arises and the Project Managers, after good faith efforts, are unable to resolve the dispute within [***] after it is referred to them, the dispute shall be elevated in the first instance to the Parties’ respective Alliance Managers.

Section 3.9. Alliance Manager. Each Party shall appoint an alliance representative (an “Alliance Manager”) who possesses a general understanding of development, regulatory, manufacturing, and commercialization matters. Each Party shall notify the other Party in writing of the identity and contact details of its Alliance Manager as soon as possible (and in any event no later than [***]) after the Effective Date, and in any event prior to the first shipment of Novartis Compound to Olema pursuant to this Agreement. Each Party may change its designated Alliance Manager from time to time by written notice to the other Party. The Alliance Managers will be the point of first referral in all matters relating to the ROFN. If a dispute arises in relation to the rights and obligations set forth in Article 6, or is referred to the Alliance Managers pursuant to Section 3.8, and the Alliance Managers, after good faith efforts, are unable to resolve the dispute within [***] after it is referred to them, it shall be elevated to Olema’s [***] (if such dispute is related to the rights and obligations set forth in Article 6) and to [***], and to Novartis’ [***].

Section 3.10. Supply Chain Representative. Each Party shall appoint a supply chain representative (a “Supply Chain Representative”). Each Party shall notify the other Party in writing of the identity and contact details of its Supply Chain Representative as soon as possible (and in any event no later than [***]) after the Effective Date. Each Party may change its designated Supply Chain Representative from time to time by written notice to the other Party. The Olema Supply Chain Representative shall provide Novartis’ Supply Chain Representative with an initial forecast and an updated rolling quarterly forecast. The Supply Chain Representatives shall review the quantities of Novartis Compound needed for the Study (in accordance with Article 9 and Appendix C) and meet to discuss at an agreed upon frequency, if needed, for the forecast and any other supply chain issues that may arise during the Study. If a dispute arises and the Supply Chain Representatives are unable, after good faith efforts, to resolve the dispute within [***] after the dispute is referred to them, the dispute shall be elevated in the first instance to the Parties’ respective Project Managers.

Section 3.11. Clinical Study Report. Olema (through its Project Manager) shall provide Novartis (through the Novartis Project Manager) with (i) an electronic copy of the draft final Clinical Study Report, and Novartis shall review and provide any comments within ten (10) Business Days after receipt thereof; and (ii) the final version of the Clinical Study Report as submitted to the applicable Regulatory Authority. Olema shall consider in good faith any comments provided by Novartis to the draft final Clinical Study Report, and shall not include any statements relating to the (i) Novartis Compound, (ii) Olema Combination, or (iii) Letrozole Combination which have not been approved by Novartis. Clinical Study Reports may include appropriate redactions for data related solely to the Olema Compound when necessary.

Section 3.12. Future Business Opportunities. Notwithstanding anything in this Agreement to the contrary, each Party acknowledges and agrees that the other Party may have present or future business activities or opportunities, including business activities or opportunities with Third Parties, involving (a) Olema Class Compounds or Letrozole Class Compounds, in the case of Novartis, or (b) Novartis Class Compounds or Letrozole Class Compounds, in the case of Olema, or (c) other similar products, programs, technologies or processes. Accordingly, each Party acknowledges and agrees that, subject always to Article 6, nothing in this Agreement shall be construed as a representation or inference that the other

Party will not develop for itself, or enter into business relationships with Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Olema Combination, the Letrozole Combination, or any other product, program, technology or process, including any Olema Class Compound, Novartis Class Compound or Letrozole Class Compound; provided that the Clinical Data, Joint Inventions, and the other Party’s Confidential Information are used only for the Permitted Use and any other use expressly permitted by this Agreement.

Section 3.13. Party Owned Materials. Subject always to Article 6, nothing in this Agreement shall prohibit or restrict a Party from licensing, assigning or otherwise transferring to an Affiliate or Third Party its Compound and its interest in the Clinical Data, Confidential Information or Joint Inventions; provided, however, that (i) [***], and (ii) [***].

ARTICLE 4.
Protocol and Related Documents.

Section 4.1. Protocol. The Protocol synopsis for the Study is attached as Appendix A-1. The Protocol will be agreed by Novartis and Olema prior to Delivery of the Novartis Compound to Olema. Once agreed and approved, the Protocol will be attached to this Agreement as Appendix A-2. Olema may amend the Protocol from time to time; provided, however, that Olema, through its Project Manager, shall provide a copy of any proposed amendments to the Protocol to Novartis (through the Novartis Project Manager) for review and comment prior to adoption of such amendments. Novartis shall have [***] after its receipt of the proposed Protocol amendment to provide any comments to Olema (through its Project Manager), unless a shorter period of time is required by a Regulatory Authority, in which case Novartis will provide comments in a manner consistent with timelines required by any such Regulatory Authority. Olema shall reasonably consider in good faith any comments provided by Novartis regarding the proposed Protocol amendments, and shall use reasonable efforts to incorporate Novartis’ comments; provided, always, that any material changes to the Protocol (other than those relating solely to the Olema Compound) and any changes (whether or not material) relating to the Novartis Compound, including its use in the Study or in a Combination, shall require Novartis’ prior written consent, not to be unreasonably withheld, conditioned or delayed. For clarity, “material changes” to the Protocol include, (i) the dose and dosing regimen for the Novartis Compound, Letrozole or any Combination, (ii) exclusion criteria or inclusion criteria and other safety measures (including AE management guidelines) applicable to the Novartis Compound, Letrozole or any Combination, and (iii) changes that may impact the quantities of Novartis Compound or Letrozole to be supplied hereunder. Additionally, Olema will not make any changes to the Protocol with regard to the safety information regarding the Novartis Compound or its use in a Combination or for the Study, nor shall Olema make any changes to the Protocol that would affect the amount of Novartis Compound to be supplied hereunder, without the prior written consent of Novartis, such consent not to be unreasonably withheld, conditioned or delayed. Novartis shall provide Olema with the following information about the Novartis Compound: (i) Specifications, (ii) investigator brochure, (iii) standard protocol sections, and (iv) pharmacy manual, and for the avoidance of doubt, Olema shall not change any of the information referenced in clauses (i) – (iv) without Novartis’ prior written consent.

Section 4.2. Patient Informed Consent. Olema shall prepare the patient informed consent form for the Study (“ICF”) in consultation with Novartis, it being understood and agreed that the portion of the ICF relating to the safety of the Novartis Compound will be provided to Olema by Novartis. Olema shall obtain Novartis’ prior written consent prior to using the ICF; provided that such consent right shall be limited to the portion(s) of the ICF relating to the Novartis Compound, the Olema Combination or the Letrozole Combination. Any changes to the ICF that relate solely to safety information regarding the Novartis Compound (when used alone or when used in a Combination) shall be subject to Novartis’ review and prior written consent. Any such proposed changes to the ICF will be sent in writing to Novartis’ Project Manager. Novartis will provide such consent, or a written explanation for why such consent is being withheld, within [***] after receiving a copy of Olema’s proposed changes.

Section 4.3. Sunshine Reporting. Olema will be responsible for reporting payments and other transfers of value made to health care professionals (e.g. investigators, steering committee members, data monitoring committee members, consultants, etc.) in connection with the Study in accordance with reporting requirements, if any, under Applicable Law (including the Physician Payment Sunshine Act and analogous state gift laws applicable to the activities hereunder, and the European Federation of Pharmaceutical Industries and Associations Disclosure Code of Transfers of Value) and Olema policies (unless inconsistent with Applicable Law). Novartis shall provide all information required for such reporting regarding the value of the Novartis Compound provided for use in the Study. Such information shall be provided to the point of contact within Olema’s clinical supplies group who is identified to Novartis in writing upon the execution of the Agreement and thereafter promptly following any change to such point of contact. Novartis shall provide the necessary information regarding the value of the Novartis Compound within [***] after the Effective Date. If at any time during the term of this Agreement, the value of the Novartis Compound provided to Olema changes, Novartis shall notify Olema of such revised value, and the effective date of such revised value, within [***] after such change in value.

Section 4.4. Statistical Analysis Plan.

Olema shall provide Novartis with a draft statistical analysis plan (“SAP”) for the Study. Novartis shall have the right, but not the obligation to provide comments to the SAP, such comments (if any) to be provided within [***] after Novartis’ receipt of the draft SAP. Olema shall have the final decision regarding the contents of the SAP; however, Olema shall reasonably consider any comments provided by Novartis regarding the SAP before finalizing. If any material changes are proposed to the Protocol (as defined in Section 4.1 above), Olema shall provide a copy of any proposed amendments to the SAP to Novartis for review and comment, and Olema shall reasonably consider any comments provided by Novartis regarding the proposed amendments to the SAP.

ARTICLE 5.
Adverse Event Reporting.

Olema will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for the Study and related activities. The Parties (or their respective Affiliates) will execute a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) prior to [***] to ensure the exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. The Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any Adverse Events, pregnancy reports, and any other safety information arising from or related to the use of the Compounds in the Study, in accordance with Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Government Authorities. Without limiting the generality of the foregoing, if there is a significant safety signal, Olema must notify Novartis immediately, but in no event later than [***] after Olema becomes aware of the safety signal.

ARTICLE 6.
ROFN, ROFO, RIGHT TO RECEIVE NOTICE AND REPAYMENT OBLIGATION.

Section 6.1. Right of First Negotiation.

6.1.1 Except as provided in this Article 6, Olema shall not, and shall cause its Affiliates not to, (a) grant any Person (other than Olema or any of its Affiliates) any right, license or sublicense to Exploit any of the Olema Compound Assets (alone or in combination with any other agent), in any field or territory (or any option to acquire any such right, license or sublicense), other than any such grant to a Third Party service provider for the sole purpose of performing Research, Development or Manufacturing services on behalf of Olema or any of its Affiliates, or (b) sell or otherwise transfer to any Person (other than Olema or any of its Affiliates) any or all of the Olema Compound Assets (or grant any Person (other than Olema or any of its Affiliates) an option to acquire any or all of the Olema Compound Assets) (each of (a) and (b), an “Olema Compound Transaction”); provided, that an Olema Compound Transaction expressly excludes (x) any transaction which qualifies as an Olema Change of Control, (y) any transaction pursuant to which Olema is supplied with a Third Party’s proprietary pharmaceutical product solely to pursue a combination clinical trial with the Olema Compound, and (z) any transaction pursuant to which Olema supplies a Third Party with the Olema Compound solely for such Third Party to pursue a combination clinical trial with such Third Party’s proprietary pharmaceutical product, and provided, always, that in the case of (y) and (z) such Third Party is not granted the right to Commercialize the Olema Compound.

6.1.2 Olema hereby grants Novartis a right of first negotiation with respect to any Olema Compound Transaction. If Olema or any of its Affiliates or any of its or their Representatives desires to or does, at any time, (a) solicit or entertain any Third Party proposal or indication of interest (in writing or otherwise) with respect to or that contemplates an Olema Compound Transaction (provided, however, that ordinary course discussions conducted by Olema in good faith with Third Parties regarding Olema’s scientific programs, potential collaborations and partnerships and other similar matters that do not give rise to an Olema Compound Transaction shall not by themselves constitute solicitation or entertainment of an Olema Compound Transaction), or (b) negotiate (including in response to any proposal or indication of interest (in writing or otherwise) received by Olema or any of its Affiliates from a Third Party), enter into or perform under, in each case, any written definitive agreement with a Third Party with respect to or that contemplates an Olema Compound Transaction (an “Olema Compound Agreement”), then Olema shall provide written notice to Novartis regarding such Olema Compound Transaction, which written notice shall include [***] (a “ROFN Negotiation Notice”). If Novartis notifies Olema in writing of its election to exercise its right of first negotiation in respect of such Olema Compound Transaction (such notice from Novartis, a “ROFN Election Notice”) within thirty (30) days after a ROFN Negotiation Notice is given (“ROFN Election Period”), then Olema and Novartis shall promptly enter into exclusive good faith negotiations with respect to such Olema Compound Transaction for a period of one hundred and twenty (120) days after such ROFN Election Notice is given, or such longer period as may otherwise be mutually agreed by the Alliance Managers (the “ROFN Negotiation Period”). [***].

6.1.3 If Olema and Novartis fail to enter into an Olema Compound Agreement (notwithstanding good faith negotiations) during an applicable ROFN Negotiation Period, or if Novartis fails to deliver a ROFN Election Notice to Olema within an applicable ROFN Election Period, then Olema shall thereafter be free to solicit or entertain any proposal or indication of interest (in writing or otherwise) relating to and negotiate and enter into an Olema Compound Agreement with a Third Party relating to the Olema Compound Assets specified in the applicable ROFN Negotiation Notice; provided, however, that [***]. For clarity, if Olema or any of its Affiliates proposes at any time to solicit or entertain any proposal or indication of interest (in writing or otherwise) relating to, or negotiate (including in response to any inquiry or proposal received by Olema or any of its Affiliates from a Third Party), enter into or perform under any Olema Compound Agreement relating to the Olema Compound that [***].

Section 6.2. Right of First Offer.

6.2.1 If the board of directors of Olema (the “Olema Board”) or a duly authorized committee of the Olema Board determines (whether or not by formal action) that Olema should pursue or explore an Olema Change of Control, other than in response to an unsolicited bona fide Acquisition Proposal (a “Proposed Sale”), Olema shall promptly (and in any event within [***]) following such determination by the Olema Board or such committee thereof, deliver a written notice (a “ROFO Notice”) to Novartis of such determination. The ROFO Notice shall include [***].

6.2.2 From the date on which the Olema Board or a duly authorized committee of the Olema Board determines (whether or not by formal action) that Olema should pursue or explore a Proposed Sale through the date that is forty-five (45) days after the later of (a) the date on which the ROFO Notice is given to Novartis, (b) the date on which Novartis is first given Olema’s notice that the Data Room has been populated [***] (which may be concurrent with delivery of the ROFO Notice) and (c) entry by the Parties into the NDA (the “ROFO Option Period”), Novartis shall have the exclusive right (but no obligation) to [***] negotiate with Olema and its Representatives the definitive terms and conditions of the Proposed Sale. Promptly after the ROFO Notice is given (and in no event no more than ten (10) Business Days after it is given), Novartis shall determine whether it elects to [***] negotiate a Proposed Sale in accordance with the preceding sentence and give notice to Olema in writing of Novartis’ decision. In the event Novartis determines that it does intend to conduct such [***] negotiation, the Parties shall negotiate in good faith the terms of a non-disclosure agreement [***] (an “NDA”). Promptly, and in any event within twenty-four (24) hours after the later of [***], Olema shall grant Novartis and its applicable Affiliates and Representatives access to the Data Room. After access to the Data Room is provided, during the ROFO Option Period, Olema shall, shall cause its Affiliates to and shall direct its applicable Third Party Representatives to (i) cooperate with Novartis’ and its applicable Affiliates’ and Representatives’ due diligence review of Olema and its business, including by providing reasonable access to information and personnel of Olema and its Affiliates and updating the Data Room pursuant to reasonable requests of Novartis’ employees and Representatives as soon as practicable after receipt of such requests, and (ii) negotiate in good faith with Novartis and its applicable Affiliates and Representatives, to the extent Novartis wishes to negotiate, the terms and conditions of such Proposed Sale. Notwithstanding the foregoing, in the event that Novartis notifies Olema that it does not intend to conduct such [***] negotiation, or Novartis does not respond to Olema within the ten (10) Business Day period described above, then the ROFO Option Period shall terminate when Olema is given notice thereof or the expiration of such period, whichever first occurs.

6.2.3 If Olema and Novartis fail to enter into a definitive agreement with respect to a Proposed Sale (notwithstanding good faith negotiations) during the applicable ROFO Option Period, then Olema shall thereafter be free to pursue, explore or consummate a Proposed Sale with a Third Party. If Olema or any of its Affiliates does not enter into or perform under any written definitive agreement with a Third Party that provides for the consummation of such Proposed Sale, or stops pursuing the Proposed Sale with a Third Party, the ROFO in this Section 6.2 shall once again apply with respect to any other Proposed Sale which the Olema Board or a duly authorized committee of the Olema Board determines (whether or not by formal action) that Olema should pursue or explore.

Section 6.3. Right to Receive Notice of Acquisition Proposal. If Olema or its Affiliates receive an unsolicited bona fide Acquisition Proposal from a Third Party, Olema shall promptly notify its Board of Directors (or an applicable committee thereof) of the receipt thereof and request that they consider the merits of such Acquisition Proposal. If, after such consideration, the Board of Directors of Olema (or an applicable committee thereof) authorizes Olema to engage in negotiations with the Third Party providing such Acquisition Proposal or its Affiliates or its or their Representatives with regard to an Olema Change of Control, then Olema shall notify Novartis in writing within twenty-four (24) hours of receipt of such authorization from Olema’s Board of Directors (or an applicable committee thereof) (an “Acquisition Proposal Notice”). Subject to any confidentiality obligations Olema may have, the Acquisition Proposal Notice shall outline the nature of the proposed transaction in the Acquisition Proposal received from the relevant Third Party and, to the extent possible in light of any confidentiality obligations, include a summary of the key structural, non-financial terms of such Acquisition Proposal. During the period following receipt of a bona fide Acquisition Proposal and prior to the Acquisition Proposal Notice being given to Novartis in accordance with the preceding sentence, Olema shall not, and shall procure that its Affiliates and Representatives shall not, (a) provide access to information (including to any Data Room) or personnel of Olema, its Affiliates and Representatives to such Third Party or any of its Affiliates or Representatives related to such Acquisition Proposal (other than to describe Olema’s obligations under this Agreement), (b) enter into any non-disclosure agreement or exclusivity arrangement with such Third Party or any of its Affiliates or Representatives related to such Acquisition Proposal, or (c) engage in negotiations the terms of such Acquisition Proposal with, such Third Party or any of its Affiliates or Representatives related to such Acquisition Proposal.

Section 6.4. Repayment Obligation. On or promptly (and in any event within [***]) after the Repayment Trigger Event, Olema shall pay, or procure the payment of, the Repayment Amount to Novartis by means of an electronic wire transfer of immediately available funds to an account designated in advance in writing by Novartis to Olema. For the avoidance of doubt, the Repayment Amount is due and payable only once, notwithstanding that one or more Repayment Trigger Events may occur. Olema’s obligation to pay the Repayment Amount to Novartis shall be satisfied in full immediately upon receipt of the Repayment Amount by Novartis in accordance with this Section 6.4. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 7.6, Section 7.7 or Section 7.8 prior to the consummation of an Olema Change of Control or Olema Compound Transaction, then Olema shall not be obligated to pay the Repayment Amount unless (a) an Olema Change of Control or Olema Compound Transaction occurs after such termination and (b) prior to the fifth (5th) anniversary of such Olema Change of Control or Olema Compound Transaction (as applicable) Olema or its Affiliates (or the applicable acquirer, successor, licensee or optionholder of Olema or its Affiliates) enrolls a subject in any Clinical Study involving the Olema Combination or submits any filing with any Regulatory Authority relating to the Olema Combination, in which case the Repayment Amount shall become due and payable within thirty (30) days after such enrollment date or submission date (as applicable). The provisions of Section 6.4 shall be binding on all acquirers, successors, licensees or optionholders of Olema or its Affiliates.

Section 6.5. Survival.

6.5.1 The provisions of this Article 6 shall survive until the first to occur of: (a) the date which is one hundred and twenty (120) days after filing of the New Drug Application for the Olema Combination, (b) subject to Section 6.5.2, one (1) year after any expiration or termination of this Agreement, and (c) such time as this Agreement is terminated by Olema in accordance with Section 7.3.

6.5.2 If this Agreement is terminated pursuant to Section 7.6, Section 7.7 or Section 7.8 prior to the consummation of an Olema Change of Control or Olema Compound Transaction, then the provisions of Section 6.4 shall survive until the fifth (5th) anniversary of such Olema Change of Control or Olema Compound Transaction (as applicable) or, if payment of the Repayment Amount is required, until the next Business Day after the Repayment Amount has been received by Novartis.

6.5.3 Olema shall not enter into any agreement that prevents it from complying with, or materially restricts its ability to comply with, its obligations under this Article 6.

ARTICLE 7.
Term and Termination.

Section 7.1. Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the fifth anniversary of the date on which the first dose of the Olema Compound is administered to the first Study subject, unless earlier terminated by either Party pursuant to this Article 7 (the “Term”).

Section 7.2. Termination for Failure to Initiate Study. Novartis may terminate this Agreement upon written notice to Olema if Olema has failed to commence the Study on or prior to March 31, 2026, or such later date as may have been approved by Novartis in accordance with Section 3.2.

Section 7.3. Termination for Material Breach. Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for [***] after receipt of written notice thereof from the non-breaching Party; provided that if such material breach can be cured but cannot reasonably be cured within such [***] period, and the breaching Party is using its good faith efforts to cure such breach, the breaching Party shall be given an additional [***] to cure such breach. [***].

Section 7.4. Termination for Bankruptcy. A Party may terminate this Agreement upon written notice to the other Party if, at any time, the other Party (i) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or for the appointment of a receiver or trustee of such other Party or of such other

Party’s assets, (ii) proposes a written agreement of composition or extension of its debts, (iii) is served an involuntary petition against it, filed in any bankruptcy proceeding, and such petition shall not be dismissed or stayed within [***] after the filing thereof, (iv) proposes or is to be a party to any dissolution or liquidation, or (v) shall make an assignment for the benefit of its creditors (“Insolvency Proceedings”). The Party that is subject to Insolvency Proceedings shall, as soon as reasonably practicable, notify the other Party in writing of such Insolvency Proceedings.

Section 7.5. Termination for Anti-Corruption Matters. Either Party shall be entitled to terminate this Agreement in its entirety immediately upon written notice to the other Party, if such other Party fails to perform its obligations in accordance with Section 14.3. The non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 7.5. To the extent (and only to the extent) that Applicable Law provides for any such compensation to be paid to the non-terminating Party upon the termination of this Agreement, the non-terminating Party hereby expressly agrees (to the extent possible under Applicable Law) to waive or to repay to the Party terminating this Agreement any such compensation or indemnity.

Section 7.6. Termination for Patient Safety or Efficacy.

7.6.1 If Novartis reasonably believes, based on the Clinical Data or other relevant information, that the Study may unreasonably affect patient safety or that the Novartis Compound or Letrozole is being used in the Study in an unsafe manner, Novartis shall promptly notify Olema. Olema may, within [***] after receipt of Novartis’ notice, propose modifications to address any safety issue identified and shall promptly act to implement such modifications. If Novartis, in its sole discretion, believes that any modifications proposed by Olema will not resolve the patient safety issue, Novartis may terminate this Agreement effective upon written notice to Olema.

7.6.2 If Olema determines that the Study may unreasonably affect patient safety, Olema shall promptly notify Novartis in writing. Olema shall discuss and consult with Novartis regarding the patient safety concerns. Olema may, after discussion and reasonable consultation with Novartis regarding the patient safety concerns, terminate this Agreement effective upon written notice to Novartis.

7.6.3 Either Party may terminate this Agreement with immediate effect upon written notice to the other Party following a joint decision by the Parties that the Olema Combination does not, or based on available evidence is not expected to, achieve a level of efficacy sufficiently superior to either the Novartis Compound or the Olema Compound as a monotherapy, or to the Letrozole Combination, to warrant the continuation of the Study.

Section 7.7. Termination for Regulatory Action. Either Party may terminate this Agreement immediately upon written notice to the other Party if any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for the Study, or that prevents the supplier of Letrozole from supplying Letrozole for the Study. Additionally, either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party if it determines in its sole discretion to discontinue development or Commercialization of its Compound, for medical, scientific, legal or other reasons, or if the Manufacture or Commercialization of Letrozole is discontinued for medical, scientific, legal or other reasons.

Section 7.8. Termination for Clinical Hold. If a Clinical Hold should arise at any time after the Effective Date, the Parties will meet to discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how they might address the cause of Clinical Hold. If, after [***] from the date of the Clinical Hold, either Party reasonably concludes that (a) the cause of the Clinical Hold adversely impacts the Study and is not solvable, or (b) unacceptable and material additional costs/delays have been or will continue be incurred to resolve the cause of the Clinical Hold and continue to conduct of the Study, then such Party may terminate this Agreement immediately by written notice to the other Party.

Section 7.9. Termination for Change of Control. Either Party may terminate this Agreement upon written notice to the other Party within [***] after such other Party’s completion of any Change of Control.

Section 7.10. Termination for Olema Compound Transaction with a Third Party. Novartis may terminate this Agreement upon written notice to Olema within [***] after Olema’s completion of any Olema Compound Transaction with a Third Party.

Section 7.11. Termination for Force Majeure. A Party may terminate this Agreement upon written notice if one (1) or more events of Force Majeure (as defined in Section 17.2) delay performance by the other Party for more than [***] or an aggregate of [***] in any [***] period.

Section 7.12. Termination for Study Termination. Subject to the mechanism set forth in this Section 7.12, Olema shall have the right to terminate this Agreement upon written notice to Novartis if Olema terminates the Study for any reason other than those described in Section 7.6, Section 7.7 or Section 7.8 above. [***].

Section 7.13. Clinical Trial Wind-Down. In the event that this Agreement is terminated by Novartis pursuant to Section 7.3, Section 7.5, Section 7.6.3, Section 7.7 or Section 7.8 then if the Study is on-going as of the effective date of termination, unless agreed otherwise by the Parties in writing, Olema shall ensure that no additional Study subjects are entered into the Study, and the Parties shall work together to plan for the appropriate and ethical completion or wind-down of the Study in an orderly fashion, to address patient safety and the rights of any subjects that are current participants in the Study and in consultation with any relevant ethical committee or institutional review board.

Section 7.14. Return of Novartis Compound and Reporting Study Results. Upon termination of this Agreement, except as provided in the following sentence, Olema shall promptly (i) destroy, and cause to be destroyed, all unused Novartis Compound pursuant to Novartis’ instructions and (ii) remain obligated to deliver to Novartis the Clinical Data for the Study, each in the form available as of the effective date of termination. Notwithstanding the foregoing, in the event that Olema has paid the Repayment Amount, then Olema shall have the right to retain all unused Novartis Compound. If Novartis requests that Olema destroy the unused Novartis Compound, upon request Olema shall provide written certification of such destruction.

Section 7.15. Survival. The provisions of this Section 7.15 (Survival), Section 2.5 (Other Studies), the first sentence of Section 3.3.7 (Compliance and Regulatory Discussions; Rights of Reference) Section 3.6 (Sample Collection and Ownership), Section 3.7 (Ownership of Clinical Data), Section 3.11 (Study Report), Section 3.12 (Future Business Opportunities), Section 6.5 (Survival), the last sentence of Section 7.3 (Termination for Material Breach),

Section 7.13 (Clinical Trial Wind-Down), Section 7.14 (Return of Novartis Compound and Reporting Study Results), Section 7.16 (No Prejudice to Claims), Section 7.17 (Return of Confidential Information), Section 11.1 (Joint Inventions and Patent Prosecutions), Section 11.2 (Olema Inventions), Section 11.3 (Novartis Inventions), Section 11.5 (No Transfer of Proprietary Rights Not Specified), Section 14.5 (No Other Representations and Warranties), Section 15.2 (Indemnification), Section 15.4 (Limitation of Liability), Section 17.7 (No Additional Obligations), Section 17.8 (Dispute Resolution and Jurisdiction), Section 17.9 (Notices) and Section 17.10 (Relationship of the Parties) and Article 1 (Definitions; Construction), Article 5 (Adverse Event Reporting), Article 8 (Costs of the Study), Article 10 (Confidentiality), Article 12 (Reprints; Rights of Cross-Reference) and Article 13 (Press Releases and Publications) shall survive the expiration or termination of this Agreement.

Section 7.16. No Prejudice to Claims. Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

Section 7.17. Return of Confidential Information. Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Clinical Data and Inventions) except that the receiving Party shall have the right to retain one copy for legal, regulatory, or record-keeping purposes. The receiving party shall not be required to return information in an intangible or electronic format containing Confidential Information from automated back-up or archival systems; provided, that said stored information shall be destroyed in accordance with the receiving Party’s internal standard operating practices.

ARTICLE 8.
Costs of the Study.

The Parties agree that (i) Novartis shall provide the Novartis Compound for use in the Study, as described in Article 9 below, free of charge to Olema; provided, that Olema shall be responsible for shipping costs; and (ii) Olema shall bear all other costs associated with the conduct of the Study (including all costs associated with the supply of Letrozole), and the performance of its obligations under this Agreement. For the avoidance of doubt, Olema will not be required to reimburse Novartis for any costs or expenses incurred by Novartis or its Affiliates in connection with the Study and Novartis will not be required to reimburse Olema for any costs or expenses incurred by Olema or its Affiliates in connection with the Study.

ARTICLE 9.
Supply and Use of Compounds.

Section 9.1. Supply of Novartis Compound. During the Term, Novartis or its Affiliates will [***] supply (clinical supply), or cause to be supplied, the quantities of the Novartis Compound as set forth on Appendix C, on the timelines set forth in Appendix C, in each case, for use in the Study. If Olema determines that the quantities of Novartis Compound set forth on Appendix C are not sufficient to complete the Study (due to, for example, the addition of Study sites or countries), Olema shall so notify Novartis, and the Parties, acting through their respective Supply Chain Representatives, shall discuss in good faith whether and in what quantity Novartis is able to supply additional Novartis Compound, the timeline and cost to Olema for such supply. Notwithstanding the foregoing, Novartis shall have no obligation to provide any quantities of Novartis Compound beyond the amounts set forth on Appendix C. If Novartis agrees to provide additional quantities of the Novartis Compound,

Appendix C and the Quality Documentation will be updated accordingly by the Parties on a semi-annual basis, which updates can be affected by the Supply Chain Representatives’ mutual written agreement without the need for a written amendment to this Agreement.

Section 9.2. Delivery of Novartis Compound.

9.2.1 Novartis will deliver the Novartis Compound [***] (Incoterms 2020) (“Delivery” with respect to all quantities of the Novartis Compound). Title and risk of loss for the Novartis Compound shall transfer from Novartis to Olema at Delivery. Olema shall participate to enable such shipments pursuant to Applicable Law, including country-specific importation requirements. All costs associated with the shipping, transportation, warehousing and distribution of the Novartis Compound (including any costs arising based on the declaration of value on any import, export or customs documents delivered by Novartis to Olema in connection with the distribution of the Novartis Compound) shall be borne by Olema. [***]. Olema will, or will cause its designee to: (i) take delivery of the Novartis Compound supplied hereunder; (ii) perform the acceptance procedures assigned to it under the Quality Agreement; (iii) subsequently label and pack, as appropriate (in accordance with Section 9.3) and promptly ship the Novartis Compound to the Study sites, in compliance with the Quality Agreement; (iv) store and handle the Novartis Compound in accordance with all storage and handling instructions provided by Novartis and Incoterms [***], and (v) provide the following information to Novartis at its request: (a) any applicable chain of custody forms, (b) in-transport temperature recorder(s), (c) records and receipt verification documentation, (d) usage and inventory reconciliation documentation related to the Novartis Compound and (e) such other transport or storage documentation as may be reasonably requested by Novartis. For the avoidance of doubt, upon Delivery to Olema, Novartis shall have no liability for safety, health and environmental (“SHE”) aspects associated with Olema inspection testing, handling or shipping of the Novartis Compound.

9.2.2 Olema shall be solely responsible, at its own cost, for (a) supplying (including Manufacturing, acceptance and release testing) the Olema Compound for the Study, (b) supplying Letrozole for the Study, it being understood that Olema intends to commercially source Letrozole for the Study, and (c) the subsequent handling, storage, transportation, warehousing and distribution of the Olema Compound and Letrozole used for the Study. In addition, except for the Novartis Compound, Olema shall be responsible for supplying all other materials, supplies, compounds and agents required for the conduct of the Study in accordance with the Protocol and this Agreement.

Section 9.3. Labeling and Packaging; Use, Handling and Storage.

9.3.1 The Parties’ obligations with respect to the labeling and packaging of the Novartis Compound are as set forth in the Quality Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Novartis shall provide the Novartis Compound to Olema in the form set forth on Appendix C, and, unless otherwise agreed to by the Parties in writing, Olema shall be responsible for any applicable labeling, packaging, leafleting, and release of the Novartis Compound as study medication in accordance with the Quality Agreement.

9.3.2 Olema shall (i) use the Novartis Compound solely for purposes of performing the Study; (ii) not use the Novartis Compound in any manner inconsistent with this Agreement or for any commercial purpose; and (iii) use, store, transport, handle and dispose of the Novartis Compound in compliance with the Specifications, Applicable Law, this Agreement and the Quality Agreement. Olema shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Novartis Compound, and in particular shall not analyze the Novartis Compound by physical, chemical or biochemical means, except as necessary to perform its obligations under this Agreement and the Quality Agreement.

Section 9.4. Changes to Manufacturing. Novartis may make changes from time to time to the Novartis Compound or the Manufacturing Site or adapt the specifications of the Novartis Compound; provided that any such changes shall be in accordance with the Quality Agreement and proper notice is provided to Olema of such changes as set forth in the Quality Agreement.

Section 9.5. Product Testing; Noncompliance.

9.5.1 After Manufacturer’s Release. After manufacturer’s release of the Novartis Compound and concurrently with Delivery of the Novartis Compound to Olema, Novartis shall provide Olema with such certificates and documentation as are described in the Quality Agreement. Olema shall take all steps necessary to determine that the Novartis Compound is suitable for release before making such Novartis Compound available for human use, including those steps and procedures set forth in the Quality Agreement. Novartis shall provide reasonable cooperation or assistance as reasonably requested by Olema in connection with such determination with respect to the Novartis Compound. After Delivery of the Novartis Compound to Olema (as provided in Section 9.2.1), Olema shall be responsible for storage and maintenance of the Novartis Compound, which storage and maintenance shall be in compliance with the Specifications, the Quality Agreement and Applicable Law, and Olema shall be responsible for any failure of the Novartis Compound to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Olema hereunder.

9.5.2 Non-Conformance.

(a) If Olema becomes aware that the Novartis Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by Olema under Section 9.5.1), Olema shall immediately notify Novartis in accordance with the procedures set forth in the Quality Agreement. The Parties shall investigate any Non-Conformance in accordance with Section 9.7 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 9.6 (Resolution of Discrepancies).

(b) If any shipment of the Novartis Compound (or portion thereof) has a Non-Conformance at the time of Delivery to Olema, then unless otherwise agreed to by the Parties, [***]. If any quantities of the Novartis Compound are lost or damaged after Delivery, Novartis will not be obligated to replace same, and if Novartis does elect to do so, Novartis may elect to charge Olema a reasonable replacement cost to replace such Novartis Compound lost or damaged after Delivery.

Section 9.6. Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance of the Novartis Compound by Olema shall be resolved in accordance with the Quality Agreement.

Section 9.7. Investigations. The process for investigations of any Non-Conformance of the Novartis Compound shall be handled in accordance with the Quality Agreement.

Section 9.8. Shortage; Allocation. If the Novartis Compound is in short supply as a result of a Manufacturing disruption, Manufacturing difficulties or other similar event such that Novartis reasonably believes that it will not be able to fulfill its supply obligations hereunder with respect to the Novartis Compound, Novartis will provide prompt written notice to Olema thereof (including the shipments of Novartis Compound hereunder expected to be impacted and the quantity of the Novartis Compound that Novartis reasonably determines it will be able to supply) and, upon request, the Parties will promptly discuss such situation. Notwithstanding anything to the contrary contained herein, in the event of a shortage of the Novartis Compound, [***]; provided, however, that [***] shall [***].

Section 9.9. Manufacturing Records. Each Party shall maintain complete and accurate records in all material respects pertaining to the Manufacture of its Compound to be used in the Study. Olema shall be responsible for maintaining complete and accurate records in all material respects pertaining to the Manufacture of Letrozole.

Section 9.10. Quality. As soon as practicable after the Effective Date, but in any event before the first shipment of the Novartis Compound to Olema pursuant to this Agreement, the Parties shall enter into a quality agreement (the “Quality Agreement”). The Quality Agreement shall outline the roles and responsibilities of each Party relative to the quality obligations in the manufacture, testing and release of the Novartis Compound for the Study. Quality matters related to the Manufacture of the Novartis Compound shall be governed by the terms of the Quality Agreement in addition to the relevant quality provisions of this Agreement. To the extent any provision set forth in the Quality Agreement conflicts with any provision of this Agreement, the provision set forth in the Quality Agreement shall control, but only to the extent such conflict relates to quality matters regarding the Novartis Compound supplied to Olema hereunder.

Section 9.11. Audits and Inspections. The Parties’ audit and inspection rights under this Agreement shall be governed by the Quality Agreement.

Section 9.12. Recalls. Upon discovery that a Novartis Compound should be recalled or corrected, or may be required to be recalled or corrected, the discovering Party shall give prompt notice to the QA contact of the other Party, all subject to the terms of the Quality Agreement. The recall procedures are set forth in the Quality Agreement. If a recall occurs as the result of a Non-Conformance of the Novartis Compound, or due to any fault of Novartis, [***].

Section 9.13. VAT; Customs Duties. Any payments made under this Agreement are exclusive of any value added, goods and services, sales, use, excise, consumption and other similar indirect taxes (“VAT”), which shall be added thereon as applicable. Where VAT is properly charged by the supplying Party and added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice from the supplying Party issued in accordance with the laws and regulations of the country in which the VAT is chargeable. For the avoidance of doubt, (i) Novartis will not be charged for import VAT or any sales tax and duty which could be raised by local customs or VAT authorities related to shipments of the Novartis Compound to Olema, its designee warehouse, or the country where the Study takes place, (ii) Novartis shall only provide a proforma invoice indicating the price at which the Novartis Compound is available in the country importing the

Novartis Compound, and (iii) Novartis shall not be responsible for any customs duties or other costs associated with the export of the Novartis Compound [***]. The Parties agree to cooperate with one another and use reasonable efforts to minimize and ensure that any VAT does not represent an unnecessary cost with respect to any payments made under this Agreement, including use of available VAT exemptions, zero-ratings, reduced-ratings, suspensions or other reliefs.

ARTICLE 10.
Confidentiality.

Section 10.1. Treatment of Confidential Information.

10.1.1 Olema and Novartis agree to hold in confidence any Confidential Information of the other Party, and neither Party shall use Confidential Information of the other Party except for the performance of the Study and for Permitted Uses and any other use expressly permitted by this Agreement. Neither Party shall, without the prior written consent of the other Party, disclose any Confidential Information of the other Party to any Third Party except to the extent the disclosure (i) is required by Applicable Law; or (ii) is pursuant to the terms of this Agreement as necessary for the conduct of the Study; and in each case ((i) through (ii)) provided that the disclosing Party gives reasonable advance written notice to the other Party before making such disclosure. For the avoidance of doubt, Olema may, without Novartis’ consent, disclose Novartis Confidential Information to Study Sites and clinical trial investigators performing the Study, the data safety monitoring and advisory board relating to the Study, and Regulatory Authorities working with Olema on the Study, in each case to the extent necessary for the performance of the Study and to comply with Applicable Law and this Agreement; provided that such persons (other than governmental entities) are bound to Olema by written obligations of confidentiality and non-use at least as stringent as the obligations contained herein. Notwithstanding anything in this Agreement to the contrary, each Party has the right to disclose, without the consent of or any notification to the other Party, any pharmacovigilance information originating from itself, its Affiliates, and the other Party, to Regulatory Authorities, investigators, ethical committees and internal review boards, and any other Third Parties that have a need to know such information according to each Party’s Risk Management and Adverse Event Reporting requirements.

10.1.2 Novartis covenants not to disclose any unpublished Clinical Data related to the Olema Compound or Letrozole and other documentation prepared specifically for use in connection with the Study to any Third Party in connection with Novartis’ independent research, development or commercialization of the Novartis Compound in combination with any Third Party’s Olema Class Compound unless disclosed pursuant to Article 13 herein, or with written consent from Olema, and Olema covenants not to disclose any unpublished Clinical Data related to the Novartis Compound or Letrozole and other documentation prepared specifically for use in connection with the Study to any Third Party in connection with Olema’s independent research, development or commercialization of the Olema Compound or Letrozole in combination with any Third Party’s Novartis Class Compound unless disclosed pursuant to Article 13 herein, or with written consent from Novartis.

10.1.3 Protected Information Audits. Novartis or its designated Third Party will have the right to perform assessments of Olema’s implemented technical and operational measures and its testing to ensure the security, availability, integrity and resilience of Protected Information and the Novartis Environment. After completion of the audit, Novartis will provide Olema with a remediation plan identifying any gaps and the timelines for remediation. Olema shall remediate any identified high or critical gaps set forth in the remediation plan and in accordance with the timelines set forth therein. Olema’s failure to remediate high or critical gaps according to the remediation plan shall constitute a material breach of this Agreement, and Novartis shall have the right (but not the obligation), without limiting any of its other rights and remedies, to terminate this Agreement for material breach in accordance with Section 7.3.

10.1.4 Each Party shall develop, maintain, periodically review, update and train the other Party’s personnel regarding its Information Management Policies and Standards.

Section 10.2. Jointly Owned Confidential Information. Notwithstanding the foregoing, Joint Inventions shall constitute the Confidential Information of both Parties and, subject to Section 3.6, Section 3.7, Article 11 and Article 13:

10.2.1 Olema shall have the right to (i) use Joint Confidential Information in connection with its independent development, commercialization or other exploitation of any proprietary Olema compound including the Olema Compound (alone or in combination with the Novartis Compound or other pharmaceutical agents) without the consent of, or any obligation to account to, Novartis; and (ii) disclose Joint Confidential Information to Third Parties only for the Permitted Use after the Third Party agrees in writing to be bound by terms of confidentiality and non-use that are consistent with this Agreement; and

10.2.2 Novartis shall have the right to (i) use Joint Confidential Information in connection with its independent development, commercialization or other exploitation of any proprietary Novartis compound including the Novartis Compound (alone or in combination with the Olema Compound, Letrozole or other pharmaceutical agents) without the consent of, or any obligation to account to, Olema; and (ii) disclose Joint Confidential Information to Third Parties only for the Permitted Use after the Third Party agrees in writing to be bound by terms of confidentiality and non-use that are consistent with this Agreement.

Section 10.3. Disclosure of Confidential Information. Subject to Article 13 hereof with respect to publication of the Study results, Inventions relating solely to the Novartis Compound that constitute Confidential Information and Clinical Data relating solely to the Novartis Compound shall constitute Confidential Information solely owned by Novartis (“Novartis Confidential Information”). Subject to Article 13 hereof with respect to publication of the Study results, Inventions relating solely to the Olema Compound that constitute Confidential Information and Clinical Data relating solely to the Olema Compound shall constitute Confidential Information solely owned by Olema (“Olema Confidential Information”). Subject to Section 3.6 and Section 3.7, Novartis may use and disclose to Third Parties any Novartis Confidential Information for any purpose without obligation or accounting to Olema. Subject to Section 3.6 and Section 3.7, Olema may use and disclose to Third Parties any Olema Confidential Information for any purpose without obligation or accounting to Novartis.

Section 10.4. Confidential Information with Personal Data. All Confidential Information containing Personal Data shall be handled in accordance with Data Protection Laws and, where applicable, the Data Sharing Agreement.

ARTICLE 11.
Intellectual Property.

Section 11.1. Joint Inventions and Patent Prosecution.

11.1.1 Subject to Section 11.2 and Section 11.3 all rights to Inventions relating to or Covering the Olema Combination or the Letrozole Combination (each a “Joint Invention”) and any Intellectual Property Rights therein shall be owned jointly by Olema and Novartis (collectively “Joint IP”). For those countries where a specific license is required for a joint owner of a Joint Invention to exploit such Joint Invention and any Joint IP in such countries, (i) Novartis hereby grants to Olema a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Novartis’ entire right, title and interest in and to all Joint Inventions and Joint IP to use and exploit such Joint Inventions and Joint IP in such country or countries, for any and all uses, without the consent of or accounting to Novartis, and (ii) Olema hereby grants to Novartis a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Olema’s entire right, title and interest in and to all Joint Inventions and Joint IP to use and exploit such Joint Inventions and Joint IP in such country or countries, for any and all uses, without the consent of or accounting to Olema. For clarity, the terms of this Agreement do not provide Olema or Novartis with any rights, title or interest or any license to the other Party’s or its Affiliates’ Background Intellectual Property, except as necessary to conduct the Study. Each Party shall have the right to freely exploit the Joint Inventions and the Joint IP, both within and outside the scope of the Study, without the consent of, accounting to or any other obligation to the other Party, and each Party may grant licenses (with a right to sublicense) to Third Parties under such Party’s interest in the Joint Inventions and Joint IP, subject to the terms of and its obligations under this Agreement.

11.1.2 As needed after the Effective Date, the Parties’ respective patent representatives shall meet (in person or virtually) to discuss the patenting strategy for any Joint Inventions which may arise. In particular, the Parties shall discuss which Party will file a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, re-examination, extension, supplementary protection certificate and the like) with respect to each Joint Invention (each, a “Joint Patent Application”) and whether the Parties wish to appoint joint patent counsel. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such patent application(s) and resulting Joint Patents and shall equally share the expenses associated with the prosecution and maintenance of the Joint Patent Applications and resulting Joint Patents. If one Party (the “Filing Party”) wishes to file a patent application for a Joint Invention and the other Party (the “Non-filing Party”) does not wish to file a patent application for a Joint Invention, or does not wish to file in a particular country or jurisdiction, the Non-filing Party shall execute such documents and perform such acts at the Filing Party’s expense as may be reasonably necessary to effect an assignment of such Joint Invention to the Filing Party (in such country or all countries, as applicable) in a timely manner to allow the Filing Party to prosecute such patent application. Likewise, if a Party (the “Opting-out Party”) wishes to discontinue the prosecution and maintenance of a Joint Patent Application or Joint Patent, the other Party (the “Continuing Party”), at its sole discretion, may continue such prosecution and maintenance. In such event, the Opting-out Party shall execute such documents and perform such acts at the Continuing Party’s expense as may be reasonably necessary to effect an assignment of such Joint Patent Application to the Continuing Party (in such country or all countries, as applicable) in a timely manner to allow the Continuing Party to prosecute and maintain such patent application. Any Joint Patent Application, Joint Patent or Joint Invention so assigned shall thereafter be owned solely by the Continuing Party or Filing Party (as applicable), and any patent claiming such Joint Invention in the applicable country or countries when issued, shall not be a Joint Patent. The Filing Party or Continuing Party (as applicable) hereby grants the Opting-out Party or Non-Filing Party (as applicable) a perpetual, irrevocable, non-exclusive, royalty-free fully paid-up license under such solely owned Joint Patent Applications and Joint Patents to practice any Joint Invention claimed therein solely for the purposes of developing and commercializing its respective Compound for use in the Olema Combination or the Letrozole Combination (as applicable) which license shall not be transferable or sublicensable to any Third Party except to (A) Affiliates of the Opting-out Party or Non-Filing Party (as applicable), and (B) Third Parties engaged in developing, manufacturing or marketing that Party’s Compound for or on behalf of that Party or its Affiliates.

11.1.3 Except as expressly provided in Section 11.1.1 and Section 11.1.2, neither Party shall (1) file any patent application based on the other Party’s Confidential Information, or (2) provide assistance to any Third Party for any such application, without the other Party’s prior written authorization.

11.1.4 Olema shall have the first right to initiate legal action to enforce the Joint Patents against infringement, and to protect the Joint Inventions from misappropriation, by any Third Party where such infringement or misappropriation results from the development or sale of an Olema Class Compound, or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 11.1.5). If Olema fails to initiate or defend any such action within [***] after being first notified of such infringement or misappropriation, Novartis shall have the right to do so at its sole expense (subject to Section 11.1.5). Similarly, Novartis shall have the first right to initiate legal action to enforce the Joint Patents against infringement and to protect the Joint Inventions from misappropriation, by any Third Party where such infringement or misappropriation results from the development or sale of a Novartis Class Compound or a Letrozole Class Compound, or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 11.1.5). If Novartis fails to initiate or defend any such action within [***] after being first notified of such infringement, Olema shall have the right to do so at its sole expense (subject to Section 11.1.5). [***].

11.1.5 If either Party brings a prosecution or enforcement action or proceeding against a Third Party with respect to any Joint Patent, the other Party agrees to be joined as a party plaintiff where necessary and to provide the first Party with reasonable assistance and authority to file and prosecute the action or proceeding. The Party controlling such action or proceeding (the “Controlling Party”) shall keep the Party not controlling such action or proceeding (the “Non-Controlling Party”) advised of the proposed litigation strategy and all material documents, communications and actions, and provide the Non-Controlling Party with an opportunity to review and comment on such material documents, communications, actions and proposed litigation strategy, which the Controlling Party must consider in good faith. If, in the reasonable judgment of the Non-Controlling Party, the proposed litigation strategy would materially adversely affect the value of the Non-Controlling Party’s Intellectual Property arising under this Agreement, or the

Non-Controlling Party’s Background IP, the Parties agree to jointly determine a litigation strategy reasonably acceptable to both Parties. [***].

Section 11.2. Olema Inventions. Notwithstanding Section 11.1, the Parties agree that all rights to Inventions relating solely to the Olema Compound and any Intellectual Property rights therein are the exclusive property of Olema (“Olema Intellectual Property” or “Olema IP”). Olema shall be entitled to file in its own name relevant patent applications and to own resulting Patent(s) Covering Olema Inventions. For the avoidance of doubt, any Invention generically encompassing the Olema Compound (and not any Novartis proprietary compound including the Novartis Compound) within its scope, even where the Olema Compound is not disclosed per se, is the exclusive property of Olema. Novartis hereby assigns and agrees to assign to Olema its entire right, title and interest in, to and under the Olema Inventions and any Intellectual Property Rights therein, and agrees to take all actions as may be necessary or appropriate to give effect to Olema’s sole ownership of the Olema IP, including executing and providing, and causing its Representatives to execute and provide all documents, instruments, affidavits, evidence and testimony, and to take such other actions as are reasonably necessary and requested by Olema, to effect such assignments and to perfect Olema’s ownership Olema IP.

Section 11.3. Novartis Inventions. Notwithstanding Section 11.1, the Parties agree that all rights to Inventions relating solely to the Novartis Compound and any Intellectual Property rights therein are the exclusive property of Novartis (“Novartis Intellectual Property or “Novartis IP”). Novartis shall be entitled to file in its own name relevant patent applications and to own the resulting Patent(s) Covering Novartis Inventions. For the avoidance of doubt, any Invention generically encompassing the Novartis Compound (and not any Olema proprietary compound including the Olema Compound) within its scope, even where the Novartis Compound is not disclosed per se, is and shall be the exclusive property of Novartis. Olema hereby assigns, and agrees to assign, to Novartis its entire right, title and interest in, to and under the Novartis Inventions and any Intellectual Property Rights therein, and agrees to take all actions as may be necessary or appropriate to give effect to Novartis’ sole ownership of Novartis IP, including executing and providing, and causing its Representatives to execute and provide all documents, instruments, affidavits, evidence and testimony, and to take such other actions as are reasonably necessary and requested by Novartis, to effect such assignments and to perfect Novartis’s ownership of the Novartis IP.

Section 11.4. Mutual Freedom to Operate for Combination Inventions.

11.4.1 Olema hereby grants to Novartis a non-exclusive, worldwide, royalty-free, fully paid-up license under its Background IP, solely to practice the Olema Combination for the Study pursuant to this Agreement. In no event shall Novartis have the right to exploit any Olema Background IP to Develop, Manufacture or Commercialize the Olema Compound or an Olema Class Compound, either alone or as part of a combination (including the Olema Combination). The foregoing license is and shall be transferable and sublicensable solely to Novartis’ Affiliates and to Third Parties engaged in Developing, Manufacturing or Commercializing the Novartis Compound for or on behalf of Novartis or its Affiliates.

11.4.2 Novartis hereby grants to Olema a non-exclusive, worldwide, royalty-free, fully paid-up license, under its Background IP, solely to practice the Olema Combination and the Letrozole Combination, for the Study pursuant to this Agreement. In no event shall Olema have the right to exploit any Novartis Background IP to Develop,

Manufacture or Commercialize the Novartis Compound or a Novartis Class Compound, or Letrozole or a Letrozole Class Compound, either alone or as part of a combination (including the Olema Combination and the Letrozole Combination). The foregoing license is and shall be transferable and sublicensable solely to Olema’s Affiliates and to Third Parties engaged in the performance of the Study for or on behalf of Olema.

Section 11.5. No Transfer of Proprietary Rights Not Specified. The Parties acknowledge and agree that neither Olema or its Affiliates nor Novartis or its Affiliates transfers to the other Party or its Affiliates by operation of this Agreement any of their patent right, copyright, trademark or other proprietary rights except as expressly set forth herein. For clarity, the terms of this Section 11.5 do not provide Novartis or Olema with any right, title or interest in or to, or any license under the Background IP of either Party which does not claim or Cover the Olema Combination or the Letrozole Combination, except and solely to the extent necessary for Olema and Novartis to conduct the Study.

11.5.1 Notwithstanding the foregoing, the licenses granted under this Article 11 shall terminate upon the expiration or termination of this Agreement.

ARTICLE 12.
Reprints and Rights of Cross-Reference.

Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences or symposia relating to the Study which disclose the name of the other Party, provided such use does not constitute an endorsement of any commercial product or service by the other Party.

ARTICLE 13.
Press Releases and Publications.

Section 13.1. No Public Announcements. Neither Party shall make or issue any press release or public announcement in connection with this Agreement; provided, that either Party may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or performance under, this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with: (a) Applicable Laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission; or (b) any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory. Prior to disclosing this Agreement or any of the terms hereof pursuant to this Section 13.1, the Parties shall consult with one another with respect to the timing, form, and content of such disclosure. If so requested by the other Party, the Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as reasonably determined by the disclosing Party in consultation with its legal counsel. Without limiting the foregoing, Olema shall provide Novartis with each proposed filing by Olema with the United States Securities and Exchange Commission or any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory which discloses the existence of this Agreement or describes the terms of this Agreement (including any filings of this Agreement) at least [***] prior to submission of such filing, and shall reasonably consider and in good-faith incorporate any and all of Novartis’

comments relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

Section 13.2. Registration of Clinical Trial. To the extent required by Applicable Law, Olema will register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov and www.clinicaltrialsregister.eu. Olema is committed to timely publication of the results after Study Completion, after taking appropriate action to secure intellectual property rights (if any) arising from the Study. The publication of the results of the Study will be in accordance with the Protocol. Novartis agrees not to publish any results of the Study involving the Olema Compound prior to the timely publication of such Study results by Olema. Olema agrees not to publish any results of the Study involving the Novartis Compound or the Letrozole Compound prior to the timely publication of such Study results by Novartis.

Section 13.3. Review of Materials. The Parties agree that prior to submission of the results of the Study for publication or presentation or any other dissemination or public disclosure of the Study results, including oral dissemination, the publishing Party shall invite the other Party to comment on the content of the material to be published, presented, or disclosed in accordance with the following procedure, and shall obtain the non-publishing Party’s approval prior to submission for publication, presentation or other disclosure:

13.3.1 The publishing Party shall provide the non-publishing Party with the opportunity to review and comment on any proposed publication at least [***] prior to its intended date of submission for publication.

13.3.2 The publishing Party shall (a) consider in good faith any comments provided by the non-publishing Party within [***] after the non-publishing Party’s receipt of the proposed publication, (b) comply with any requests received from the non-publishing Party within such [***] review period to remove its Confidential Information from the proposed publication, and (c) will delay submission of the proposed publication for a period up to [***] (as requested by the non-publishing Party) if the non-publishing Party reasonably requests such a delay, including for the purpose of preparing and filing a patent application.

13.3.3 The publishing Party shall provide the non-publishing Party with a copy of the publication manuscript at the time of its submission, and shall acknowledge the contributions of the non-publishing Party in all publications as scientifically appropriate.

13.3.4 Novartis shall have the sole right to control any statement in any publication or presentation to the extent relating solely to the Novartis Compound or to the Letrozole Combination. Olema shall have the sole right to control any statement in any publication or presentation to the extent relating solely to the Olema Compound. Olema and Novartis shall jointly control any statement in any publication or presentation relating to the Olema Combination or relating solely to Letrozole.

Section 13.4. Acknowledgments. Each Party agrees to identify the other Party and acknowledge the other Party’s support in any publication or other disclosure of the Study results.

ARTICLE 14.
General Representations and Warranties; Disclaimers.

Section 14.1. General Representations. Each of Olema and Novartis represents and warrants to the other that:

14.1.1 it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

14.1.2 it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

14.1.3 this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

14.1.4 all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

14.1.5 the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) conflict with or result in a breach of any agreement to which it is a party; or (iii) violate any Applicable Law; and

14.1.6 Olema represents and warrants to Novartis as of the Effective Date that, to the best of its knowledge, it is not aware of any pending or threatened litigation (and has not received any written communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).

Section 14.2. No Guaranteed Results. Neither Party undertakes that the Study shall lead to any particular result and both Parties agree and understand that the success of the Study is not guaranteed. Neither Party accepts any responsibility for any use of the Clinical Data by the other Party nor for advice or information given in connection therewith.

Section 14.3. Anti-Corruption.

14.3.1 In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Olema and Novartis and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of all Applicable Law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent with all Applicable Law, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”), the UK Bribery Act, and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions and good business ethics, and its ethics and other corporate policies, and to abide by the spirit of the other Party’s applicable ethics and compliance guidelines which may be provided by such other Party from time to time.

Specifically, each Party agrees that it and its Affiliates, and its and its Affiliates’ Representatives and anyone acting on its or their behalf, in connection with the performance of this Agreement, have not made, offered, given, promised to give, authorized, ratified, offered to make or taken any action in furtherance of, and will not, directly or indirectly, make, offer, promise to give, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value to any person or to any Government Official to do or omit to do an act in violation of a lawful or otherwise required duty or for the purpose of securing any improper advantage or inducing the person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist Novartis or Olema in obtaining or retaining business.

14.3.2 Each Party shall not contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is compliant with the purpose and terms of this Agreement and in compliance with Applicable Law.

14.3.3 Each Party represents that: (i) it has no impediment to enter into the transaction contemplated in this Agreement; (ii) it (or, to the knowledge of such Party, any individual engaged by a Party) is not excluded, disqualified, debarred, or suspended for conducting clinical trials, proposed for suspension or debarment, or otherwise ineligible for government programs or convicted of a criminal offense related to the provision of healthcare items or services; (iii) no individual involved in the Study or, to the knowledge of such Party, engaged by a Party has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a) and no person on any of the FDA clinical investigator enforcement lists (including the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) is involved in the Study or any other activity with respect to a Compound, (iv) to the best of its knowledge, is not under investigation by a Regulatory Authority nor is there any basis for any investigation for either (ii) or (iii) and (v) will provide timely notice if any of (i) through (iv) occur;

14.3.4 Each Party represents and warrants that except as disclosed to the other in writing prior to the commencement of this Agreement: (i) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; (ii) it shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (iii) it has provided complete and accurate information to the other Party in the course of negotiating this Agreement, including disclosure of any Representatives, owners or persons directly or indirectly retained by such Party, if any, in relation to the performance of this Agreement who are Government Officials or relatives of Government Officials. Each Party shall make all further disclosures as necessary to the other Party to ensure the information provided remains complete and accurate throughout the term of this Agreement. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

14.3.5 Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

14.3.6 Each Party agrees that if the other Party believes in good faith that there has been a possible violation of any provision of this Section 14.3, such other Party may make full disclosure of such belief and related information needed to support such belief at any time and for any reason to any competent government bodies and its agencies, and to whoever such Party determines in good faith has a legitimate need to know.

14.3.7 Each Party agrees to ensure that all Representatives performing its obligations under this Agreement are provided ethics and compliance training in accordance with such Party’s corporate policies and procedures.

Section 14.4. Compliance.

14.4.1 Compliance with Party Specific Regulations. The Parties agree to cooperate with each other as may reasonably be required to ensure that each is able to fully meet its obligations with respect to the Party Specific Regulations applicable to it. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party Specific Regulation applicable to it. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

14.4.2 Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to ensure that each Party can comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, to operate in a manner consistent with its usual compliance related processes. “Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards. “Party Specific Regulations” means all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities pursuant to this Agreement.

Section 14.5. NO OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN: (A) NOVARTIS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE NOVARTIS COMPOUND, LETROZOLE OR THE STUDY; AND (B) OLEMA MAKES NO

WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE OLEMA COMPOUND, LETROZOLE OR THE STUDY.

ARTICLE 15.
Insurance; Indemnification; Limitation of Liability.

Section 15.1. Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein with carriers that are financially stable and reputable. Upon written request, a Party shall provide evidence of such insurance. In addition, Olema, as sponsor of the Study, shall secure and maintain the necessary clinical trial insurance, as required by Applicable Law, for the Study to be conducted under this Agreement.

Section 15.2. Indemnification.

15.2.1 Indemnification by Olema. Olema agrees to defend, indemnify and hold harmless Novartis, its Affiliates, and its and their Representatives from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out of this Agreement or the Study (a “Liability”), except to the extent that such Liability (A) was directly caused by (i) negligence or willful misconduct on the part of Novartis (or any of its Affiliates, or its and their Representatives); (ii) a breach on the part of Novartis of any of its representations and warranties or any other covenants or obligations of Novartis under this Agreement; or (iii) a breach of Applicable Law by Novartis; or (B) is determined to be attributable to a Non-Conformance of the Novartis Compound at the time of Delivery.

15.2.2 Indemnification by Novartis. Novartis agrees to defend, indemnify and hold harmless Olema, its Affiliates, and its and their Representatives from and against any Liability to the extent that such Liability (A) was directly caused by (i) negligence or willful misconduct on the part of Novartis (or any of its Affiliates, or its and their employees, directors, subcontractors or agents); (ii) a breach on the part of Novartis of any of its representations and warranties or any other covenants or obligations of Novartis under this Agreement; or (iii) a breach of Applicable Law by Novartis; or (B) is determined to be attributable to a Non-Conformance of the Novartis Compound at the time of Delivery.

15.2.3 Procedure. The obligations of Novartis and Olema under this Section 15.2.3 are conditioned upon the delivery of written notice to Novartis or Olema, as the case may be, of any potential Liability within a reasonable time after a Party becomes aware of such potential Liability. The indemnifying Party’s obligation to defend, indemnify and hold harmless the indemnified Party will be reduced to the extent any delay by the indemnified Party results in actual prejudice to the indemnifying Party. A Party will have the right to assume the defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the other Party) if it has assumed responsibility for the suit or claim in writing. The other Party may participate in (but not control) the defense thereof at its sole cost and expense. The Party controlling such defense (the “Defending Party”) shall keep the other Party (the “Other Party”) advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Other Party from all liability with respect thereto or that imposes any liability or obligation on the Other Party without the prior written consent of the Other Party.

Section 15.3. Study Subjects. Olema and its Affiliates shall not offer compensation on behalf of Novartis or its Affiliates to any Study subject, or bind Novartis or its Affiliates to any indemnification obligations in favor of any Study subject. Likewise, Novartis and its Affiliates shall not offer compensation on behalf of Olema or its Affiliates to any Study subject or bind Olema or its Affiliates to any indemnification obligations in favor of any Study subject.

Section 15.4. LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES AVAILABLE FOR BREACH OF THE CONFIDENTIALITY OR NON-USE OBLIGATIONS IN ARTICLE 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT OR SUCH PARTY’S PERFORMANCE HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE). NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION SHALL NOT APPLY TO OR SERVE TO LIMIT THE OBLIGATIONS OR LIABILITY OF EITHER PARTY OR ITS INSURER, AFFILIATE(S) OR REPRESENTATIVES PROVIDED FOR, IMPOSED BY, OR ARISING OUT OF BREACHES OF ARTICLE 10 (CONFIDENTIALITY) OR SECTION 15.2 (INDEMNIFICATION).

ARTICLE 16.
Data Privacy

Section 16.1. Definitions. In this Article 16, the terms “joint-controller”, “controller”, “processor”, “data subject”, “processing” (and “process”) and “special categories of personal data” have the meanings given in EU Data Protection Law.

Section 16.2. Disclosure of Data. Olema will disclose the personal data described in this Agreement to Novartis to process strictly for the purposes described in this Agreement (or as otherwise agreed in writing by the Parties) (the “Permitted Purpose”).

Section 16.3. Controller. The Parties acknowledge that Olema is a controller of the Personal Data it discloses to Novartis, and that Novartis will process the Personal Data as a separate and independent controller strictly for the Permitted Purpose. In no event will the Parties process the Personal Data as joint controllers.

Section 16.4. Compliance with Law: Each Party shall be individually and separately responsible for complying with the obligations that apply to it as a controller under EU Data Protection Law. In particular:

16.4.1 Olema shall be responsible for complying with all necessary transparency and lawfulness requirements under Data Protection Law in order to disclose the Personal Data to Novartis to process for the Permitted Purpose; and

16.4.2 Novartis shall be separately and independently responsible for complying with Data Protection Law in respect of its processing of Personal Data it receives from Olema.

Section 16.5. Restrictions. Unless and until the Parties have executed a Data Sharing Agreement, Olema shall:

16.5.1 not provide to Novartis any Personal Data in connection with the Study, including any information that relates to an identified or identifiable person;

16.5.2 only provide to Novartis analyses of Clinical Data in an anonymized form according to the highest anonymization standards and techniques to prevent re-identification of Personal Data and provide details of the anonymization process to Novartis whenever requested, i.e. having removed all patient identifiers that might have facilitated the tracing or tracking of such data back to an individual patient; and

16.5.3 ensure that no Personal Data will be transferred to Novartis by ensuring adequate training of its Representatives and implementing appropriate IT controls. Novartis will, at no time, engage in any activity to re-identify anonymized data by any means whatsoever including by singling out, linking back or matching with other datasets.

Section 16.6. Data Controller. For the purposes of the Study, Olema shall be the data controller (as defined in GDPR) and is solely responsible for adherence to all data protection laws, as they relate to the Study. In particular:

16.6.1 Olema shall not provide to Novartis any Personal Data in connection with the Study, including any information that relates to an identified or identifiable person.

16.6.2 Olema shall only provide to Novartis Study Data, or analyses of Clinical Data, in an anonymized form, i.e. having removed all patient identifiers that might have facilitated the tracing or tracking of such data back to an individual patient.

16.6.3 Olema shall ensure that appropriate informed consent and authorization has been obtained from all patients whose data is included in the Clinical Data for, amongst other things, the collection, storage, processing and sharing of their data for the purpose of the Study.

16.6.4 Notwithstanding anything to the contrary in this Article 16, if, in Novartis’ opinion, it should become necessary for Olema to share with Novartis any Personal Data in connection with the Study, the Parties shall, as soon as reasonably practicable, negotiate in good faith, and enter into the Data Sharing Agreement.

ARTICLE 17.
Miscellaneous

Section 17.1. Use of Name. Except as expressly provided herein, neither Party shall have any right, express or implied, to use in any manner the name (alone or as part of another name) or other designation of the other Party or any other trade name, trademark, logo, marks or other words, names, symbols or of the other Party for any purpose in connection with the performance of this Agreement. These restrictions shall not apply to any information required by law to be disclosed to any governmental entity.

Section 17.2. Force Majeure. If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, fire, widespread disease or pandemic (such as COVID-19), acts of governmental authorities (such as quarantines or business shutdowns or other limitations on business operations, or other laws, regulations or orders to address other events or circumstances that would be a Force Majeure under this Agreement), civil commotion (such as riots or protests), cyber-attacks (such as hacking, viruses, ransomware or other compromises to IT systems), strikes, governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

Section 17.3. Entire Agreement; Modification. The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement, including the CDA. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

Section 17.4. Prevailing Terms.

17.4.1 If there is a conflict between this Agreement, including the exhibits and appendices attached hereto, and the Pharmacovigilance Agreement, the terms of this Agreement shall prevail and govern except to the extent such inconsistent term relates directly to the pharmacovigilance responsibilities of the Parties (including the exchange of safety data), in which case the terms of the Pharmacovigilance Agreement shall prevail and govern.

17.4.2 If there is a conflict between this agreement, including the exhibits and appendices attached hereto, and the Quality Agreement, the Quality Agreement shall prevail.

17.4.3 If there is a conflict between this agreement, including the exhibits and appendices attached hereto, and the Data Sharing Agreement, the Data Sharing Agreement shall prevail.

Section 17.5. Assignment and Sub-Contracting. Neither Party shall assign or transfer its rights or obligations under this Agreement in part or in whole without the prior written consent of the other Party; provided, however, that, subject to Article 6 and Section 7.9, (a) either Party may assign this Agreement to (i) one or more of its Affiliates, (ii) a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party, or (iii) to a Third Party that acquires all the rights of the assigning Party to the Olema Compound, in the case of Olema, or the Novartis Compound, in the case of

Novartis; and (b) any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement. If this Agreement is assigned or transferred to an Affiliate, the assigning/transferring Party shall remain jointly and severally liable with the assignee/transferee Affiliate for the assigned rights and obligations. Any assignment or attempted assignment by any Party in violation of the terms of this Section 17.5 shall be null and void and of no legal effect.

Section 17.6. Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

Section 17.7. No Additional Obligations. Olema and Novartis have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Study.

Section 17.8. Dispute Resolution and Jurisdiction.

17.8.1 The Parties shall attempt in good faith to resolve all claims, disputes or controversies, whether statutory or sounding in tort, contract or equitable principles, arising out of, relating to or in any way concerning this Agreement or any term or condition thereof, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (each a “Dispute”), in an amicable manner through the Project Managers or the Alliance Managers (as applicable). If the Project Managers or the Alliance Managers (as applicable) are unable to resolve any ongoing Dispute, then either Party’s Alliance Manager may, by providing written notice to the other Party, have such matter referred to the Executive Officers, who shall attempt in good faith to resolve the Dispute. Any final decision mutually agreed to by the Executive Officers with respect to such Dispute shall be conclusive and binding on the Parties. If no resolution is made by the Executive Officers in good faith negotiations within [***] after such Dispute is referred to them, or such other longer time as the Executive Officers may otherwise agree upon, then [***] Novartis shall have the right to terminate this Agreement with immediate effect and without any liability.

17.8.2 This Agreement and any Dispute shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles; provided, that the United Nations Convention on Contracts for International Sale of Goods shall not apply. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN

A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

17.8.3 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief concerning a Dispute from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties. For the avoidance of doubt, if either Party (a) discloses Confidential Information of the other Party other than as permitted under Article 10, (b) uses (in the case of Olema) the Novartis Compound or Novartis’ Background Intellectual Property or (in the case of Novartis) Letrozole, the Olema Compound or Olema’s Background Intellectual Property in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of Olema Compound or the Letrozole (if Novartis is in material breach) or the Novartis Compound (if Olema is in material breach), the other Party shall have the right to seek an injunction or other equitable relief precluding the other Party from continuing its activities related to the Study without waiting for the conclusion of the dispute resolution procedures under Section 17.8.1.

Section 17.9. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes if such notice or communication is: (a) delivered personally, or (b) sent by internationally recognized overnight courier. Unless otherwise specified by the relevant Party in writing, the mailing addresses of the Parties shall be as follows:

If to Olema, to:

Olema Pharmaceuticals, Inc.
780 Brannan Street, San Francisco, CA 94103
Attention: [***]

If to Novartis, to:

Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel, Switzerland
Attention: [***]

With a copy (which shall not constitute notice) to:

Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel, Switzerland
Attention: [***]

Any notice or communication shall be deemed to have been received when delivered. It is understood and agreed that this Section 17.9 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 17.10. Relationship of the Parties. The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

Section 17.11. Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.

Section 17.12. Extension to Affiliates. Novartis shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis. Novartis shall remain primarily liable for any acts or omissions of its Affiliates.

Section 17.13. English Language This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and, in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

Section 17.14. Counterparts and Due Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the respective authorized representatives of the Parties have executed this Agreement as of the Effective Date.

OLEMA PHARMACEUTICALS INC.

By: /s/ Sean Bohen

Name: Sean Bohen

Title: President and CEO

NOVARTIS PHARMA AG

By: /s/ David Benathan

Name: David Benathan

Title: Authorized Signatory

NOVARTIS PHARMA AG

By: /s/ Ian James Hiscock

Name: Ian James Hiscock

Title: Authorized Signatory

Appendix A

PROTOCOL SYNOPSIS; PROTOCOL

[***]

Appendix B

MINIMUM INFORMATION SECURITY MANAGEMENT STANDARDS

[***]

Appendix C

SUPPLY OF COMPOUNDS

	Total Amount	[***]	[***]	[***]	[***]	[***]
Ribo [***]	[***]	[***]	[***]	[***]	[***]	[***]

Novartis Shipping Address

[***]

Olema Delivery Address

[***]

Appendix D

DATA SHARING AGREEMENT

[***]

Appendix E

LIST OF PRE-APPROVED COUNTRIES

[***]